Exhibit 4.2

VISTRA OPERATIONS COMPANY LLC,
as Issuer

VISTRA CORP.,
as Guarantor

7.000% SERIES A JUNIOR SUBORDINATED NOTES DUE 2057
7.250% SERIES B JUNIOR SUBORDINATED NOTES DUE 2057

SUPPLEMENTAL INDENTURE

Dated as of September 24, 2026

Wilmington Trust, National Association,
as Trustee

i

FIRST SUPPLEMENTAL INDENTURE (“Supplemental Indenture”), dated as of September 24, 2026, by and among Vistra Operations Company LLC, a Delaware limited liability company, as the issuer (the “Company”), Vistra Corp., a Delaware corporation, as guarantor (the “Guarantor”) and Wilmington Trust, National Association, not in its individual capacity but solely as trustee (the “Trustee”), under the Subordinated Indenture dated as of the date hereof among the Company, the Guarantor and the Trustee (the “Base Indenture” and, together with the Supplemental Indenture, the “Subordinated Indenture”).

WITNESSETH

WHEREAS, the Company, the Guarantor and the Trustee are parties to the Base Indenture providing for the issuance by the Company of Securities to be issued in one or more series as determined by the Company, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Base Indenture.

WHEREAS, the Company and the Guarantor desire, and the Company has requested the Trustee, pursuant to Section 9.01 of the Base Indenture, to join with them in the execution and delivery of this Supplemental Indenture in order to supplement the Base Indenture as and to the extent set forth herein to provide for the issuance and terms of the Notes.

WHEREAS, Section 9.01 of the Base Indenture provides that the Company and the Trustee, without the consent of any holders of the Company’s Securities, may amend or waive certain terms and covenants in the Indenture as otherwise permitted under the Base Indenture.

WHEREAS, the Company and the Guarantor desire to the extent set forth herein to provide for the issuance and the terms of the Notes and the Guarantee (each as defined herein).

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by a resolution of the Board of Directors of the Company and the Guarantor.

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument of the Company and the Guarantor in accordance with its terms have been performed and fulfilled and the execution and delivery hereof has been in all respects duly authorized by the Company and the Guarantor.

NOW, THEREFORE, the Company, the Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Series A Notes and Series B Notes (each as defined below):

ARTICLE 1
DEFINITIONS

Section 1.1          Defined Terms.  Unless the context otherwise requires, capitalized terms used but not defined herein shall have the meaning set forth in the Base Indenture.  As used in this Supplemental Indenture, terms defined in the Base Indenture or in the preamble or recitals hereto are used as so defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.  A reference to a Section or Article is to a Section or Article of this Supplemental Indenture unless otherwise stated.  A reference to a Section or Article in the Base Indenture that has been replaced or amended in this Supplemental Indenture shall be construed for purposes of the Notes to refer to such Section or Article as replaced or amended in this Supplemental Indenture.

The following additional terms are hereby established for the purposes of this Supplemental Indenture and shall have the meanings set forth in this Supplemental Indenture solely for the purposes of this Supplemental Indenture:

“Additional Interest” has the meaning set forth in Section 2.4.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Supplemental Indenture in accordance with Section 2.1(c).

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange.

“Attributable Debt” means, in respect of a sale and leaseback transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Base Indenture” has the meaning set forth in Preamble.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.  The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Board of Directors” means:

(1)         with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)         with respect to a partnership, the board of directors of the general partner of the partnership;

(3)         with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)         with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day other than a Saturday, a Sunday or a day on which banking institutions in New York City (and, with respect to payments, in the place of payment) are authorized or required by law to remain closed.

“Calculation Agent” means, at any time, the entity appointed by the Company and serving as such agent with respect to the applicable series of Notes at such time.  Unless the Company has validly called all of the outstanding Notes of the applicable series for redemption on a Redemption Date occurring prior to the First Series A Reset Date or First Series B Reset Date, the Company will appoint a calculation agent for the applicable series of notes prior to the Reset Interest Determination Date immediately preceding the First Series A Reset Date or First Series B Reset Date, as applicable; provided that, if the Company has called all of the outstanding Notes of a particular series for redemption on a Redemption Date occurring prior to the First Series A Reset Date or First Series B Reset Date, as applicable, but the Company does not redeem all of the outstanding notes of such series on such Redemption Date, the Company will appoint a Calculation Agent for the Notes of such series as promptly as practicable after such proposed Redemption Date.  The Company may terminate any such appointment and may appoint a successor calculation agent at any time and from time to time (so long as there will always be a calculation agent in respect of each series of notes when so required).  The Company may appoint itself, the Guarantor or one of their respective affiliates as Calculation Agent.

“Capital Stock” means:

(1)          in the case of a corporation, corporate stock;

(2)         in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)         in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)         any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1)         the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Guarantor and its subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d) of the Exchange Act), but excluding any employee benefit plan of the Guarantor or any of its subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan; or

(2)         the Guarantor becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than (x) any employee benefit plan of the Guarantor or any of its subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan, (y) any one or more parents of the Guarantor in which no “person,” directly or indirectly, holds beneficial ownership of Voting Stock representing more than 50% of the aggregate voting power represented by the issued and outstanding Voting Stock of such parent, or (z) an entity owned directly or indirectly by the direct or indirect stockholders of the Guarantor in substantially the same proportion as their direct or indirect ownership of Voting Stock of the Guarantor prior to such transaction becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Guarantor, measured by voting power rather than number of shares.

For the avoidance of doubt, for purposes of this definition, (i) a merger or consolidation of a subsidiary of the Guarantor into another subsidiary of the Guarantor, or (ii) a sale of a subsidiary of the Guarantor to another person in a transaction not prohibited by the terms of the Subordinated Indenture will not be deemed to be a Change of Control.

Notwithstanding the preceding or any provision of Rule 13d-3 or 13d-5 under the Exchange Act, (i) a Person or “group” shall not be deemed to Beneficially Own securities subject to an equity or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement, (ii) a Person or “group” will not be deemed to Beneficially Own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Stock of such parent entity, and (iii) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a “Beneficial Owner.”

“Change of Control Payment” has the meaning set forth in Section 5.1(e).

“Change of Control Payment Date” has the meaning set forth in Section 5.1(e).

“Change of Control Redemption” has the meaning set forth in Section 5.1(e).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg, and any successor thereto.

“Company” has the meaning set forth in Preamble.

“DTC legend” means the legend set forth in Exhibit B.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, and any successor thereto.

“Event of Default” has the meaning set forth in Section 3.1.

“First Series A Reset Date” means March 15, 2032.

“First Series B Reset Date” means March 15, 2037.

“Fitch” means Fitch Ratings, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the yields to maturity for U.S. Treasury securities adjusted to constant maturity with a maturity of five years from the next Reset Date and trading in the public securities markets, for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published under the heading “Treasury Constant Maturities” in the most recent H.15 as of 5:00 p.m. (Eastern Time), or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the yields to maturity for each of the two series of U.S. Treasury securities adjusted to constant maturity trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published under the heading “Treasury Constant Maturities” in the most recent H.15 as of 5:00 p.m. (Eastern Time).  If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same rate determined for the prior Reset Interest Determination Date or, if the Five-year U.S. Treasury Rate cannot be so determined as of the Reset Interest Determination Date preceding (i) the First Series A Reset Date, then the interest rate applicable for the Reset Period beginning on and including the First Series A Reset Date will be deemed to be 7.000% per year for the Series A Notes, which is the same interest rate as in effect from and including the original issue date to, but excluding, the First Series A Reset Date, and (ii) the First Series B Reset Date, then the interest rate applicable for the Reset Period beginning on and including the First Series B Reset Date will be deemed to be 7.250% per year for the Series B Notes, which is the same interest rate as in effect from and including the original issue date to, but excluding, the First Series B Reset Date.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided, however, that, if (i) any operating lease would be recharacterized as a capital lease due to changes in the accounting treatment of such operating leases under GAAP since the Issue Date, then, solely with respect to the accounting treatment of any such lease, GAAP shall be interpreted as it was in effect on the Issue Date and (ii) if the Company notifies the Trustee that it desires to eliminate the effect of any change occurring after the Issue Date in GAAP or in the application thereof on the operation of any provision of the Subordinated Indenture, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Global Notes” has the meaning set forth in Section 2.2(a).

“Guarantor” has the meaning set forth in Preamble.

“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto).

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)        currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; or

(2)       (i) agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, commodity prices or commodity transportation or transmission pricing or availability; (ii) any netting arrangements, power purchase and sale agreements, fuel purchase and sale agreements, swaps, options and other agreements, in each case, that fluctuate in value with fluctuations in energy, power or gas prices; and (iii) agreements or arrangements for commercial or trading activities with respect to the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables, except as provided in clause (5) below), whether or not contingent:

(1)          in respect of borrowed money;

(2)          evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)          in respect of bankers’ acceptances;

(4)          representing Capitalized Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5)          representing the balance deferred and unpaid of the purchase price of any property (including trade payables) or services due more than six months after such property is acquired or such services are completed;

(6)          representing the net amount owing under any Hedging Obligations; or

(7)          if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person; provided that the amount of such Indebtedness shall be deemed not to exceed the lesser of the amount secured by such Lien and the value of the Person’s property securing such Lien.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $850,000,000 aggregate principal amount of the Series A Notes and $650,000,000 aggregate principal amount of the Series B Notes issued under this Supplemental Indenture on the Issue Date.

“Interest Payment Date” has the meaning set forth in Section 2.4.

“Investment Grade” in respect of a series of Notes means a rating of: (a) Baa3 or better by Moody’s; (b) BBB- or better by Fitch; or (c) BBB- or better from S&P (or the equivalent of such rating by such rating organization or, if no rating of Moody’s, Fitch or S&P exists, the equivalent of such rating by any other Nationally Recognized Statistical Rating Organization selected by the Company as a replacement agency).

“Issue Date” means September 24, 2026.

“Lien” means, with respect to any asset, any mortgage, pledge, security interest, hypothecation, collateral assignment, lien (statutory or other) or similar encumbrance (including any conditional sale or other title retention agreement or any lease or license in the nature thereof); provided that in no event shall an operating lease be deemed to be a Lien.

“Maturity Date” has the meaning set forth in Section 2.3.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“most recent H.15” means the H.15 published closest in time but prior to the close of business on the second Business Day prior to the applicable Series A Reset Date or Series B Reset Date.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act.

“Notes” has the meaning set forth in Section 2.1(a)(ii).

“Optional Deferral Period” has the meaning set forth in Section 4.1(a).

“Participant” means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively, and, with respect to DTC, shall include Euroclear and Clearstream.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Place of Payment” means, with respect to the notes of any series, the place or places where the principal of, premium (if any) and interest on the notes of that series are payable as specified in accordance with the Subordinated Indenture.

“Rating Agencies” means (1) Moody’s, (2) Fitch, (3) S&P and (4) if any of Moody’s, Fitch or S&P shall not make a rating of the Notes of a series available, a Nationally Recognized Statistical Rating Organization selected by the Company which shall be substituted for Moody’s, Fitch or S&P, as the case may be, with respect to such series of notes.

“Rating Agency Event” means, as of any date, a change, clarification or amendment in the methodology published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (or any successor provision thereto), that then publishes a rating for the Guarantor or the Company (together with any successor thereto, a “rating agency”) in assigning equity credit to securities such as the notes, (a) as such methodology was in effect on September 10, 2026, in the case of any rating agency that published a rating for the Guarantor or the Company as of September 10, 2026, or (b) as such methodology was in effect on the date such rating agency first published a rating for the Guarantor or the Company, in the case of any rating agency that first publishes a rating for the Guarantor or the Company after September 10, 2026 (in the case of either clause (a) or (b), the “current methodology”), that results in (i) any shortening of the length of time for which a particular level of equity credit pertaining to the notes of either series by such rating agency would have been in effect had the current methodology not been changed or (ii) a lower equity credit (including up to a lesser amount) being assigned by such rating agency to the notes of either series as of the date of such change, clarification or amendment than the equity credit that would have been assigned to such notes by such rating agency had the current methodology not been changed.

“Rating Date” means the earlier of (1) the consummation of a Change of Control, and (2) public announcement of the occurrence of a Change of Control or of the intention of the Company to effect a Change of Control.

“Rating Decline” means the decrease in the rating of a series of Notes by two or more Rating Agencies by one or more gradations (including gradations within rating categories as well as between rating categories) from its rating on the Rating Date, or the withdrawal of a rating of a series of Notes by two or more Rating Agencies, in each case on, or within 60 days after, the Rating Date (which period shall be extended so long as the rating of such series of Notes is under publicly announced consideration by any of the Rating Agencies); provided that such Rating Agencies have confirmed that such decrease in or withdrawal of rating is a result of the Change of Control, and provided, further, that no Rating Decline shall occur if following such decrease in rating, (x) the senior unsecured rating assigned to the Company by at least two Rating Agencies is Investment Grade or (y) the ratings of the Notes of such series by at least two Rating Agencies are equal to or better than their respective ratings on the Issue Date.

If no Rating Agency announces an action with regard to its rating of the Notes after the occurrence of a Change of Control, the Company shall request each Rating Agency to confirm its rating of the Notes before the end of such 60-day period.

“record date” has the meaning set forth in Section 2.4.

“Redemption Date” when used with respect to any Notes to be redeemed, means the date fixed for such redemption pursuant to this Supplemental Indenture.

“Reset Date” means a Series A Reset Date or a Series B Reset Date, as applicable.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two Business Days prior to the first day of such Reset Period.

“Reset Period” means the period from and including the First Series A Reset Date or First Series B Reset Date, as applicable, to, but excluding, the next following Series A Reset Date or Series B Reset Date, as applicable, and thereafter each period from and including a Series A Reset Date or Series B Reset Date, as applicable, to, but excluding, the next following Series A Reset Date or Series B Reset Date, respectively.

“S&P” means S&P Global Ratings (a division of S&P Global, Inc.) or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Senior Indebtedness” means (i) with respect to the Company and the Notes, all Indebtedness of the Company and (ii) with respect to the Guarantor and the Guarantee, all Indebtedness of the Guarantor, in each case whether outstanding as of the date of the Subordinated Indenture or thereafter created, incurred or assumed, unless, by the terms of the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding, it is provided that such Indebtedness is not superior in right of payment to the Notes, in the case of the Company, or the Guarantee, in the case of the Guarantor, or to other Indebtedness that is pari passu with or subordinated to the Notes, in the case of the Company, or the Guarantee, in the case of the Guarantor, and includes any modification, refunding, deferral, renewal or extension of any such Indebtedness and any securities, notes or other evidences of Indebtedness issued in exchange for such Indebtedness; provided that “Senior Indebtedness” does not include (a) Indebtedness of the Company or the Guarantor owed or owing to any subsidiary or any officer, director or employee of the Guarantor, the Company or any of their respective subsidiaries, (b) Indebtedness to trade creditors or (c) any liability for taxes owed or owing by the Company or the Guarantor.

“Series A Notes” has the meaning set forth in Section 2.1(a)(i).

“Series B Notes” has the meaning set forth in Section 2.1(a)(ii).

“Series A Reset Date” means the First Series A Reset Date, the five-year anniversary of the First Series A Reset Date and each five-year anniversary subsequent to that.

“Series B Reset Date” means the First Series B Reset Date, the five-year anniversary of the First Series B Reset Date and each five-year anniversary subsequent to that.

“Subordinated Indenture” has the meaning set forth in Preamble.

“Successor Company” has the meaning set forth in Section 6.1(a)(i)(B).

“Supplemental Indenture” has the meaning set forth in Preamble.

A “Tax Credit Event” means, with respect to a series of the Notes, if in the reasonable determination of the Company, there exists a material risk, due to the Notes (considered on a standalone basis or together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Code, that the Company or any of its affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

“Tax Event” means the receipt by the Company of an opinion of counsel experienced in such tax matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in the laws or treaties of the United States or any political subdivisions or taxing authorities, or any regulations under such laws or treaties, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation), (c) any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, or (d) any threatened challenge asserted in writing in connection with an audit of the Guarantor or any of its subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the notes, which amendment, clarification, or change is effective, or which administrative action is taken or which judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly known, in each case after September 10, 2026, there is more than an insubstantial risk that interest payable by us on the applicable series of notes is not deductible, or within 90 days would not be deductible, in whole or in part, by us for United States federal income tax purposes.

“Trustee” has the meaning set forth in Preamble until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person under ordinary circumstances.

ARTICLE 2
DESIGNATION OF THE NOTES

Section 2.1           Designation and Principal Amount; Execution and Authentication.

(a)          Pursuant to the terms hereof and Section 2.01 of the Base Indenture, the Company hereby establishes (i) a series of Junior Subordinated Notes designated as the “7.000% Series A Junior Subordinated Notes due 2057” (the “Series A Notes”) and (ii) a series of Junior Subordinated Notes designated as the “7.250% Series B Junior Subordinated Notes due 2057” (the “Series B Notes” and, together with the Series A Notes, the “Notes”), in each case, the principal amount of which to be issued shall be in accordance with Section 2.1(b) and the form and terms of which shall be as set forth hereinafter.

(b)         The Trustee shall, upon receipt of a Company Order, authenticate Notes for original issue under the Indenture, including any Additional Notes issued pursuant to Section 2.1(c) hereof. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Securities authorized for issuance by the Company pursuant to one or more Company Orders. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in the Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an affiliate of the Company.

(c)          The Series A Notes shall be issued in an initial aggregate principal amount of $850,000,000 and the Series B Notes shall be issued in an initial aggregate principal amount of $650,000,000.  The Company shall be entitled, without the consent of the Holders, upon delivery of an Officer’s Certificate, Opinion of Counsel and Company Order, to issue Additional Notes (in an unlimited amount) under the Indenture which shall have identical terms as the Initial Notes of the same series issued on the Issue Date, other than with respect to the date of issuance, issue price, initial interest accrual date and initial interest payment date, provided that if any Additional Notes are not fungible with such Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP or other identifying number. The Initial Notes issued on the Issue Date and any Additional Notes of such series issued shall be treated as a single class for all purposes under the Indenture. No additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes. With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and an Officer’s Certificate, a copy of each of which shall be delivered to the Trustee, or in one or more indentures supplemental hereto, the following information:

(a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture; and

(b) the issue price, the issue date, initial interest accrual date, initial interest payment date and the CUSIP number of such Additional Notes or other identifying number.

Section 2.2           Form of the Notes.

(a)         The Notes shall be issued in whole in the form of one or more registered Global Securities (the “Global Notes”) substantially in the form attached in Exhibits A-1 and A-2, as applicable, hereto, which is hereby incorporated in and expressly made a part of this Supplemental Indenture. However, to the extent any provision of the Notes conflicts with the express provisions of the Base Indenture, the provisions of the Notes shall govern and be controlling, and, to the extent any provision of the Notes conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.  The Trustee’s certificate of authentication for such Notes shall be substantially in the form required by Section 2.02 of the Base Indenture.  Each Global Note shall bear the DTC Legend.  DTC and the Trustee are hereby designated as the Depositary and the custodian, respectively, for the Global Notes under the Subordinated Indenture.

(b)         Notes initially issued in global form shall be substantially in the form of (i) Exhibit A-1 attached hereto with respect to the Series A Notes, or (ii) Exhibit A-2 attached hereto with respect to the Series B Notes, as applicable (including, in each case, the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of (i) Exhibit A-1 attached hereto with respect to the Series A Notes, or (ii) Exhibit A-2 attached hereto with respect to the Series B Notes, as applicable (but, in each case, without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time as reflected in the records of the Trustee and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The Trustee’s records shall be noted to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby, in accordance with instructions given by the Holder thereof as required by Section 2.06 of the Base Indenture.

(c)          Ownership of beneficial interests in the Global Notes shall be limited to persons that have accounts with DTC or persons that may hold interests through such participants, including through Euroclear and Clearstream. Ownership of beneficial interests in the Global Notes and transfers thereof shall be subject to restrictions on transfer and certification requirements as set forth in the Base Indenture. Participants and Indirect Participants shall have no rights under the Indenture or any Global Note with respect to any Global Note held on their behalf by the Depository or by the Trustee as custodian for the Depository, and the Depository shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)        Transfers of beneficial interests in the Global Notes between participants in DTC, participants in Euroclear or participants in Clearstream shall be effected by DTC, Euroclear or Clearstream pursuant to customary procedures and subject to the applicable rules and procedures established by DTC, Euroclear or Clearstream and their respective participants.

Section 2.3           Maturity Date of the Notes.  The Notes will mature on March 15, 2057 (the “Maturity Date”), subject to earlier redemption at the Company’s option as set forth in Article 5.

Section 2.4          Interest on the Notes.  The Series A Notes will bear interest (a) from and including September 24, 2026 to, but excluding March 15, 2032, at the rate of 7.000% per year and (b) from and including the First Series A Reset Date, during each Reset Period, at a rate per year equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 2.253%, to be reset on each Reset Date; provided, that the interest rate during any Reset Period will not reset below 7.000% (which equals the initial interest rate on the Series A Notes).  The Series B Notes will bear interest (i) from and including September 24, 2026 to, but excluding the First Series B Reset Date at the rate of 7.250% per year and (ii) from and including the First Series B Reset Date, during each Reset Period, at a rate per year equal to the Five-year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 2.296%, to be reset on each Series B Reset Date; provided, that the interest rate during any Reset Period will not reset below 7.250% (which equals the initial interest rate on the Series B Notes).

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Subject to the Company’s right to defer interest payments described in Article 4, the Interest Payment Dates on which such interest shall be payable on the Notes shall be March 15 and September 15 of each year (each an “Interest Payment Date”), commencing on March 15, 2027.  The record dates for the interest payable on the Notes on any Interest Payment Date shall be March 1 and September 1, as the case may be, next preceding such Interest Payment Date, whether or not a Business Day.  If interest payments are deferred or otherwise not paid, they will accrue and compound semi-annually until paid at an annual rate equal to the interest rate then applicable to the Notes, to the extent permitted by Applicable Law (“Additional Interest”).  The interest rate for each Reset Period will be determined by the Calculation Agent as of the applicable Reset Interest Determination Date. The Calculation Agent’s determination of any interest rate, and its calculation of the amount of interest for any Reset Period beginning on or after the First Series A Reset Date and First Series B Reset Date, as applicable, will be on file at the Company’s principal offices, will be made available to any Holder or beneficial owner of Notes upon request and will be final and binding in the absence of manifest error.  The applicable interest rate for each Reset Period will be determined by the Calculation Agent, as of the applicable Reset Interest Determination Date.  Promptly upon such determination, the Calculation Agent will notify the Company of the interest rate for the Reset Period and the Company will promptly notify, or cause the Calculation Agent to promptly notify, in writing, the Trustee and each paying agent of such interest rate (and the Trustee shall forward such notice to the Holders of the applicable Notes).  The Calculation Agent’s determination of any interest rate, and its calculation of the amount of interest for any Interest Payment Period beginning on or after the First Series A Reset Date and the First Series B Reset Date, as applicable, will be on file at the Company’s principal offices, will be made available to any Holder or beneficial owner of the Notes upon request and will be final and binding in the absence of manifest error. The Trustee shall be entitled to conclusively rely on any determination made by the Calculation Agent. In no event shall the Trustee be the Calculation Agent, nor shall the Trustee have any liability for such actions taken at the Calculation Agent’s direction or otherwise in connection with any such determination by the Calculation Agent. If at any time no Calculation Agent shall be appointed as provided above, the Company shall act as the Calculation Agent.

If an Interest Payment Date, Redemption Date, or Maturity Date falls on a day that is not a Business Day, payment will be made on the next succeeding Business Day with the same force and effect as if made on such payment date.

Section 2.5          Minimum Denominations.  The Notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.6           No Sinking Fund.  The Notes are not entitled to the benefit of any sinking fund.

Section 2.7           [Reserved].

Section 2.8           Paying Agent and Registrar.  The Trustee is hereby appointed as initial Paying Agent and initial Registrar for the Notes.  The place or places where the principal of, premium (if any) on and interest on the Notes shall be payable shall be the Corporate Trust Office of the Trustee.  Payments in respect of Global Notes (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of such Notes.  In all other cases, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the register of the Notes maintained by the Registrar.

Section 2.9          Guarantee.  The Guarantor will guarantee the Notes on a subordinated basis as set forth in Article 10 of the Base Indenture.  The Guarantee shall be subordinate and junior in right of payment to all Senior Indebtedness of the Guarantor.

Section 2.10        Other Terms of the Notes.  The other terms of the Notes shall be as expressly set forth herein and in Exhibits A-1 and A-2 hereto.

ARTICLE 3
EVENTS OF DEFAULT

Section 6.01 of the Base Indenture is replaced in its entirety as follows:

Section 3.1           Events of Default.  Each of the following is an “Event of Default” with respect to the Notes:

(a)         default for 30 days in the payment when due of interest on the Notes of such series (subject to the Company’s right to optionally defer interest payments as described above under “—Option to Defer Interest Payments”);

(b)          default in payment when due of the principal of, or premium, if any, on any such series of Notes;

(c)         failure by the Company or the Guarantor of such Securities to comply with any covenant in the Subordinated Indenture (other than a default specified in clause (a) or (b) above) for 90 days after written notice by the Trustee or Holders of at least 30% in principal amount of the applicable series of Notes then outstanding; provided, that this clause (c) shall not apply to any such failure being contested in good faith by the Company or the Guarantor;

(d)         (i) a court of competent jurisdiction (A) enters an order or decree under any Bankruptcy Law that is for relief against the Company or the Guarantor in an involuntary case; (B) appoints a custodian for all or substantially all of the property of the Company or the Guarantor; or (C) orders the liquidation of the Company or the Guarantor and, in each of clauses (A), (B) or (C), the order, appointment or decree remains unstayed and in effect for at least 60 consecutive days; or (ii) the Company or the Guarantor pursuant to or within the meaning of Bankruptcy Law (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a custodian of it or for all or substantially all of its property; or (D) makes a general assignment for the benefit of its creditors; and

(e)          the Guarantee related to the Notes ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) or the Guarantor denies or disaffirms its obligations under its Guarantee.

Section 6.02 of the Base Indenture is replaced in its entirety as follows:

Section 3.2           Acceleration.  A default under one series of the Notes will not necessarily be a default under another series.  The Trustee may withhold notice to the Holders of the Notes of any Default or Event of Default (except in any payment on the Notes) if the Trustee in good faith considers it in the interest of the Holders of the Notes to do so.  If an Event of Default for either series of the Notes occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the outstanding Notes of such series affected by the Default may declare the principal of and all accrued and unpaid interest on the Notes of such series to be due and payable.  If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and accrued and unpaid interest on all outstanding Notes of the affected series will become immediately due and payable without any action on the part of the Trustee or any Holder.  The holders of a majority in principal amount of the outstanding Notes of such series affected by the Default may in some cases rescind this accelerated payment requirement.

Notwithstanding the above, upon the occurrence of an event of default under Section 3.1(c) above, neither the Trustee nor Holders of the Notes of the applicable series will be entitled to declare payment on the principal amount of the Notes of the applicable series and any accrued interest thereon immediately due and payable.  However, they may exercise other rights and remedies available under the Subordinated Indenture upon the occurrence of an Event of Default.

ARTICLE 4
OPTION TO DEFER INTEREST PAYMENTS

Section 4.1           Option to Defer Interest Payments.

(a)          So long as no Event of Default with respect to the Notes has occurred and is continuing under the Subordinated Indenture, at its option, the Company may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Notes for a period of up to 10 consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”).  A deferral of interest payments may not end on a date other than an Interest Payment Date and may not extend beyond the Maturity Date, and the Company may not begin a new Optional Deferral Period and may not pay current interest on the Notes until it has paid all accrued interest on the Notes from the previous Optional Deferral Period.  Such accrued interest shall be payable to the persons in whose names the Notes are registered at the close of business on the record date next preceding such Interest Payment Date.  Any deferred interest on the Notes will accrue Additional Interest as provided for herein.  Once the Company pays all deferred interest payments on the Notes, including any Additional Interest accrued on the deferred interest, it shall be entitled to again defer interest payments on the Notes as described above, but not beyond the Maturity Date of the Notes.

(b)        The Company shall give the Trustee an Officer’s Certificate, notifying it of the Company’s election to begin, continue or end an Optional Deferral Period at least one Business Day before the record date for the next Interest Payment Date, which Officer’s Certificate shall contain an instruction for the Trustee to forward such notice to the Holders of the applicable Notes.  However, the Company’s failure to pay interest on any interest payment date will itself constitute the commencement or continuation of an Optional Deferral Period with respect to the applicable Notes unless the Company pays such interest within five Business Days after the interest payment date, whether or not the Company provides a notice of deferral; provided that the Company shall provide the Trustee, promptly upon request, such notice of deferral or continuation of such deferral.  In connection with the end of an Optional Deferral Period, such Officer’s Certificate will (i) indicate the interest payment date on which the Company will pay the deferred interest; and (ii) state the total amount of interest (including deferred interest) to be paid on such date.

(c)         During a Series A Optional Deferral Period or a Series B Optional Deferral Period, the Guarantor and the Company will not do any of the following:

(i)      declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any Capital Stock of the Guarantor;

(ii)      pay any principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Guarantor or the Company that rank equally with, or junior to, the notes in right of payment (including debt securities of other series, such as the other series of the notes, issued under the Subordinated Indenture); or

(iii)    make any payments with respect to any guarantee by the Guarantor or the Company of indebtedness if the guarantee ranks equally with or junior to the notes in right of payment.

However, the foregoing restrictions will not apply to:

(i)      purchases, redemptions or other acquisitions of Capital Stock of the Guarantor in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of obligations of the Guarantor pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring the Guarantor to purchase, redeem or acquire its Capital Stock;

(ii)     any payment, repayment, redemption, purchase, acquisition or declaration of dividend described in clause (i) above as a result of a reclassification of the Capital Stock of the Guarantor, or the exchange or conversion of all or a portion of one class or series of the Guarantor’s Capital Stock for another class or series of Guarantor’s Capital Stock;

(iii)    the purchase of fractional interests in shares of Capital Stock of the Guarantor pursuant to the conversion or exchange provisions of the Capital Stock of the Guarantor or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred or in connection with any split, reclassification or similar transaction;

(iv)    dividends or distributions paid or made in Capital Stock of the Guarantor (or rights to acquire Capital Stock of the Guarantor), or repurchases, redemptions or acquisitions of Capital Stock in connection with the issuance or exchange of Capital Stock (or of securities convertible into or exchangeable for shares of Capital Stock of the Guarantor) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

(v)    redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(vi)     payments on the Notes, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case that rank equal in right of payment to the Notes, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full;

(vii)     any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity securities that, if not made, would cause the Guarantor or the Company to breach the terms of the instrument governing such parity securities;

(viii)     any regularly scheduled dividend or distribution payments declared prior to the date that the applicable Series A Optional Deferral Period or Series B Optional Deferral Period commences; or

(ix)       for the avoidance of doubt, the conversion of shares of convertible Capital Stock of the Guarantor, if any, in accordance with the terms of such convertible Capital Stock.

ARTICLE 5
OPTIONAL REDEMPTION BY THE COMPANY

Section 5.1          Optional Redemption.  The Company shall have the option to redeem the Series A Notes or the Series B Notes, as applicable, pursuant to Article 3 of the Base Indenture:

(a)         in whole or in part on one or more occasions at a Redemption Price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date (i) on any day in the period commencing on the date falling 90 days prior to the First Series A Reset Date or the First Series B Reset Date, as applicable, and ending on and including the First Series A Reset Date or the First Series B Reset Date, as applicable and (ii) after the First Series A Reset Date or the First Series B Reset Date, as applicable, on any Interest Payment Date;

(b)          in whole, but not in part, at a Redemption Price equal to 100% of the principal amount of the applicable series, plus accrued and unpaid interest to, but excluding, the Redemption Date, at any time following the occurrence and during the continuance of a Tax Event with respect to such series;

(c)          in whole, but not in part, at a Redemption Price equal to 101% of the principal amount of the applicable series, plus accrued and unpaid interest to, but excluding, the redemption date, at any time following the occurrence and during the continuance of a Tax Credit Event with respect to such series.  A notice of redemption of the notes upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (A) the end of the calendar year in which the notes were issued and (B) six months from the date of issuance of the notes and (ii) shall be accompanied by an Officer’s Certificate from the Company stating that a Tax Credit Event has occurred;

(d)          in whole, but not in part, at a Redemption Price equal to 102% of the principal amount of the applicable series, plus accrued and unpaid interest to, but excluding, the Redemption Date, at any time following the occurrence and during the continuance of a Rating Agency Event with respect to such series;

(e)        subject to the paragraph that follows, in whole, but not in part, at a Redemption Price equal to 101% of the principal amount of the applicable series, plus accrued and unpaid interest to, but excluding, the Redemption Date (a “Change of Control Payment”), at any time following the occurrence of a Change of Control Triggering Event (a “Change of Control Redemption”).

Unless the Company has previously or concurrently given a notice of redemption to Holders of all outstanding Notes under any of Section 5.1(a), (b), (c) or (d) of this Supplemental Indenture within 30 days following any Change of Control Triggering Event in respect of such Notes or, at the Company’s option, prior to any Change of Control Triggering Event, but after the public announcement of the related Change of Control Triggering Event, the Company will send a notice to each Holder of such Notes (with a copy to the Trustee) describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and either the Company’s election not to redeem such Notes or the date of the Change of Control Payment (the “Change of Control Payment Date”).  The notice of redemption shall, if sent prior to the occurrence of the Change of Control Triggering Event, state that the Change of Control Redemption is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date specified in the notice.  If no Change of Control Redemption is made by the Company within the time periods specified in this paragraph following a Change of Control Triggering Event with respect to such series of Notes and the Company has not otherwise given a notice of redemption to holders of all outstanding Notes of such series pursuant to the terms of any of Section 5.1(a), (b), (c) or (d) of this Supplemental Indenture the per annum rate of interest payable on such series of Notes will be increased by an additional 5.0 percentage points from and including the date on which the applicable notice of a Change of Control Triggering Event is sent to Holders, and the Company shall send a notice to the Trustee and the Paying Agent (in the form of an Officer’s Certificate), notifying it of such increase and of the amount of interest payable on the next interest payment date. Unless and until the Trustee and the Paying Agent receive such notice, they may conclusively assume no change has been made to the interest rate.

On and after a Change of Control Payment Date, interest will cease to accrue on such series of Notes called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest).  On or before the Change of Control Payment Date, the Company shall deposit with the Trustee money sufficient to pay the Redemption Price of and accrued and unpaid interest to the redemption date of such Notes; provided that any installment of interest due and payable on an interest payment date that is also the redemption date shall be paid in accordance with Section 5.2 hereof.

Section 5.2           Payments of Interest.  Notwithstanding any statement in Article 5 to the contrary, installments of interest on the Notes that are due and payable on any Interest Payment Date falling on or prior to a Redemption Date will be payable on that Interest Payment Date to the Holders as of the close of business on the relevant record date according to the terms of the Notes and the Subordinated Indenture, except that, if the Redemption Date falls on any day during an Optional Deferral Period, accrued and unpaid interest on such Notes will be paid on such Redemption Date to the persons entitled to receive the Redemption Price of such Notes.  For the avoidance of doubt, the Interest Payment Date falling immediately after the last day of an Optional Deferral Period will not be deemed to fall on a day during such Optional Deferral Period.

Section 5.3           Notice of Redemption.  Notice of any optional redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of such series of Notes to be redeemed (with a copy to the Trustee).  If, at the time a notice of redemption is given, the Company has not effected satisfaction and discharge in accordance with Section 11.01 of the Base Indenture or covenant defeasance or legal defeasance of the Notes in accordance with Section 8.02 or 8.03 of the Base Indenture, as applicable, and such notice of redemption is not being given in connection with or in order to effect satisfaction and discharge, covenant defeasance or legal defeasance of the Notes, then, if the notice of redemption so provides and at the Company’s option, the redemption may be subject to the condition that the Trustee shall have received, on or before the applicable Redemption Date, monies in an amount sufficient to pay the Redemption Price and accrued and unpaid interest on the Notes called for redemption to, but excluding, the Redemption Date.  If monies in such amount are not received by the Trustee on or before such Redemption Date, such notice of redemption shall be automatically canceled and of no force or effect, such proposed redemption shall be automatically canceled and the Company shall not be required to redeem the Notes called for redemption on such Redemption Date.  In the event that a redemption is canceled, the Company will, not later than the Business Day immediately following the proposed Redemption Date, deliver, or cause to be delivered, notice of such cancellation to the Holders of the Notes called for redemption (which notice will also indicate that any Notes or portions thereof surrendered for redemption will be returned to the applicable Holders), and the Company will direct the Trustee to, and the Company will cause the prompt return of any Notes or portions thereof that have been surrendered for redemption to the applicable Holders.

Unless the Company or the Guarantor defaults in payment of the Redemption Price or the proposed redemption is rescinded, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.  No Notes of a principal amount of $2,000 or less will be redeemed in part.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no duty to calculate or confirm the Redemption Price. If less than all of the Notes of a given series are to be redeemed on any Redemption Date, the particular Notes (or portions thereof) to be redeemed shall be selected on a pro rata basis (or, in the case of Notes in book-entry form represented by one or more Global Notes, pursuant to the applicable depositary procedures). No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original note. For so long as the notes are held by DTC, the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

ARTICLE 6
SUCCESSORS

Section 6.1           Merger, Consolidation or Sale of Assets.

(a)        The Company and the Guarantor may not: (i) consolidate or merge with or into another Person (whether or not the Company or the Guarantor is the surviving corporation); or (ii) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries or the Guarantor and its Subsidiaries, taken as a whole, as the case may be, in one or more related transactions, to another Person; unless:

(i)        either:

(A)        the Company or the Guarantor, as the case may be, is the surviving entity; or

(B)         the Person formed by or surviving any such consolidation or merger (if other than the Company or the Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(ii)       the Successor Company (if other than the Company or the Guarantor) assumes all the Obligations of the Company or the Guarantor, as the case may be, under this Supplemental Indenture and the Securities pursuant to a Supplemental Indenture; and

(iii)       immediately after such transaction, no Event of Default exists.

(b)          This Section 6.1 will not apply to:

(i)       a merger, amalgamation or consolidation solely for the purpose of reincorporating or reorganizing the Company or the Guarantor in another jurisdiction or forming a direct or indirect holding company of the Company or the Guarantor; and

(ii)     any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company, the Guarantor and their respective Subsidiaries, including by way of merger or consolidation.

Section 6.2         Successor Company Substituted.  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries or the Guarantor and its Subsidiaries, taken as a whole, as the case may be, in a transaction that is subject to, and that complies with the provisions of, Section 6.1 hereof, the Successor Company shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, assignment, transfer, conveyance or other disposition, the provisions of this Supplemental Indenture referring to the “Company” or the “Guarantor” shall refer instead to the Successor Company and not to the Company or the Guarantor, as the case may be), and may exercise every right and power of the Company or the Guarantor, as the case may be, under the Subordinated Indenture with the same effect as if the Successor Company had been named as the Company or the Guarantor, as the case may be, herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, interest, premium (if any) on the Notes except in the case of a sale of all of the Company’s or the Guarantor’s assets in a transaction that is subject to, and that complies with the provisions of, Section 6.1 hereof.

ARTICLE 7
MISCELLANEOUS

Section 7.1           Execution and Delivery.  This Supplemental Indenture shall be effective upon execution by the parties hereto.

Section 7.2           Ratification of Indenture; Supplemental Indenture Part of Indenture.  Except as expressly amended hereby, the Base Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect and the Company, the Guarantor and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.  This Supplemental Indenture shall form a part of the Base Indenture in the manner and to the extent herein and therein provided. The Trustee accepts the amendment of the Base Indenture effected by this Supplemental Indenture as hereby amended, but only upon the terms and conditions set forth in the Base Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of the trust created by the Base Indenture.

Section 7.3          Tax Treatment.  Each Holder will, by accepting the Notes or a beneficial interest therein, be deemed to have agreed that the Holder intends that the Notes constitute debt and will treat the Notes as debt for United States federal, state and local tax purposes.

Section 7.4         Severability.  In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 7.5         Governing Law.  THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONTRARY CONFLICT OF LAWS OR CHOICE OF LAW PROVISIONS OF THE LAW OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION.

Section 7.6         Waiver of Jury Trial.  EACH OF THE PARTIES HERETO (AND THE HOLDERS, BY THEIR ACCEPTANCE OF THE NOTES, THEREBY) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.7        Execution in Counterparts; Electronic Signatures.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Supplemental Indenture and of signature pages by PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by PDF or other electronic means shall be deemed to be their original signatures for all purposes.  All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Trustee by the authorized representative), in English).  The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 7.8           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 7.9          Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of (a) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (b) the recitals contained herein, all of which recitals are made solely by the Company and the Guarantor, (c) the proper authorization hereof by the Company and the Guarantor, (d) the due execution hereof by the Company and the Guarantor or (e) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

VISTRA OPERATIONS COMPANY LLC

By:	/s/ William M. Quinn
Name: William M. Quinn
Title: Senior Vice President and Treasurer

VISTRA CORP.

By:	/s/ William M. Quinn
Name: William M. Quinn
Title: Senior Vice President and Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Arlene Thelwell
Name: Arlene Thelwell
Title: Vice President

EXHIBIT A-1

[FORM OF FACE OF SECURITY]

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), A NEW YORK CORPORATION (“DTC”), SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY AND THE REGISTRAR. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

VISTRA OPERATIONS COMPANY LLC

7.000% SERIES A JUNIOR SUBORDINATED NOTES DUE 2057

IRREVOCABLY AND UNCONDITIONALLY GUARANTEED BY

VISTRA CORP.

CUSIP No. 92840V BE1

ISIN No. US92840VBE11

No.___________  $_____________

Vistra Operations Company LLC, a Delaware limited liability company (the “Company,” which term includes any successor Person under the Subordinated Indenture hereinafter referred to), for value received, promises to pay to ____________ or registered assigns, the principal sum of ______________________ Dollars[, or such greater or lesser amount as indicated on the Schedule of Exchanges of Securities hereto,]2 on March 15, 2057 (the “Maturity Date”), and to pay interest thereon from and including September 24, 2026 (the “Original Issue Date”) or from the most recent date to which interest has been paid or duly provided for, semi-annually in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”), commencing March 15, 2027 (subject to the right of the Company to defer the payment of interest, but not beyond the Maturity Date, in accordance with the provisions set forth below), and on the Maturity Date (i) from and including the Original Issue Date to but excluding March 15, 2032 (the “First Series A Reset Date”), at the rate of 7.000% per annum and (ii) from and including the First Series A Reset Date, during each Reset Period (as defined below) at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined below) as of the most recent Reset Interest Determination Date (as defined below) plus a spread of 2.253%, to be reset on each Series A Reset Date (as defined below), until the principal hereof is paid or made available for payment; provided, that the interest rate during any Reset Period will not reset below 7.000%. The Company shall pay interest on overdue principal and premium (if any) from time to time at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time at the same rate to the extent lawful. Interest on this Security (as defined on the reverse hereof) shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

1 To be included only if the Security is a Global Security

2 To be included only if the Security is a Global Security

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Subordinated Indenture, be paid to the Person in whose name this Security is registered at the close of business on the record date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day (as defined in the Subordinated Indenture), as the case may be, immediately preceding such Interest Payment Date (each, a “Record Date”). The Holder (as defined in the Subordinated Indenture) must surrender this Security to a Paying Agent (as defined in the Subordinated Indenture) to collect principal payments. The Company shall pay the principal of, premium (if any) on and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Such amounts shall be payable at the offices of the Trustee (as defined on the reverse hereof), provided that at the option of the Company, the Company may pay such amounts (1) by wire transfer with respect to Global Securities (as defined in the Subordinated Indenture) or (2) by check payable in such money mailed to a Holder’s registered address with respect to any Securities.

If an Interest Payment Date, Redemption Date (as defined in the Subordinated Indenture) or the Stated Maturity (as defined in the Subordinated Indenture) of the Securities falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Interest Payment Date, redemption date or the Stated Maturity, as applicable.

The applicable interest rate for each Reset Period will be determined by the Calculation Agent (as defined below), as of the applicable Reset Interest Determination Date, in accordance with the following provisions:

“Calculation Agent” means, at any time, the entity appointed by the Company and serving as such agent with respect to the Securities at such time. Unless the Company has validly called all of the outstanding Securities for redemption on a Redemption Date occurring prior to the First Series A Reset Date, the Company will appoint a Calculation Agent for the Securities prior to the Reset Interest Determination Date immediately preceding the First Series A Reset Date; provided that, if the Company has called all of the outstanding Securities for redemption on a Redemption Date occurring prior to the First Series A Reset Date but the Company does not redeem all of the outstanding Securities on such Redemption Date, the Company will appoint a Calculation Agent for the Securities as promptly as practicable after such proposed Redemption Date. The Company may terminate any such appointment and may appoint a successor Calculation Agent at any time and from time to time (so long as there will always be a Calculation Agent in respect of the Securities when so required). The Company may appoint itself or the Guarantor (as defined on the reverse hereof) or one of their respective affiliates as Calculation Agent.

“Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the yields to maturity for U.S. Treasury securities adjusted to constant maturity with a maturity of five years from the next Reset Date and trading in the public securities markets, for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published under the heading “Treasury Constant Maturities” in the most recent H.15 as of 5:00 p.m. (Eastern Time), or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the yields to maturity for each of the two series of U.S. Treasury securities adjusted to constant maturity trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published under the heading “Treasury Constant Maturities” in the most recent H.15 as of 5:00 p.m. (Eastern Time). If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same rate determined for the prior Reset Interest Determination Date or, if the Five-year U.S. Treasury Rate cannot be so determined as of the Reset Interest Determination Date preceding the First Series A Reset Date, then the interest rate applicable for the Reset Period beginning on and including the First Series A Reset Date will be deemed to be 7.000% per year.

“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto).

The “most recent H.15” means the H.15 published closest in time but prior to the close of business on the second Business Day prior to the applicable Reset Date.

“Reset Date” means a Series A Reset Date.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two Business Days prior to the first day of such Reset Period.

“Reset Period” means the period from and including the First Series A Reset Date to, but excluding, the next following Series A Reset Date, and thereafter each period from and including a Series A Reset Date to, but excluding, the next following Series A Reset Date.

“Series A Reset Date” means the First Series A Reset Date, the five-year anniversary of the First Series A Reset Date and each five-year anniversary subsequent to that.

As provided above, the interest rate for each Reset Period will be determined by the Calculation Agent as of the applicable Reset Interest Determination Date. Promptly upon such determination, the Calculation Agent will notify the Company of the interest rate for the Reset Period and the Company will promptly notify, or cause the Calculation Agent to promptly notify, in writing, the Trustee and each Paying Agent of such interest rate (and the Trustee shall forward such notice to the Holders of the Securities). The Calculation Agent’s determination of any interest rate, and its calculation of the amount of interest for any Reset Period beginning on or after the First Series A Reset Date will be on file at the Company’s principal offices, will be made available to any Holder or Beneficial Owner of Securities upon request and will be final and binding in the absence of manifest error. The Trustee shall be entitled to conclusively rely on any determination made by the Calculation Agent. In no event shall the Trustee be the Calculation Agent, nor shall the Trustee have any liability for such actions taken at the Calculation Agent’s direction or otherwise in connection with any such determination by the Calculation Agent. If at any time no Calculation Agent shall be appointed as provided above, the Company shall act as the Calculation Agent.

So long as there is no Event of Default with respect to the Securities under the Subordinated Indenture, the Company, at its option, may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Securities for a period of up to 10 consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, a “Series A Optional Deferral Period” or an “Optional Deferral Period”). A deferral of interest payments may not end on a date other than an Interest Payment Date and may not extend beyond the Maturity Date, and the Company may not begin a new Series A Optional Deferral Period and may not pay current interest on the Securities until it has paid all accrued interest on the Securities from the previous Series A Optional Deferral Period. Such accrued interest shall be payable to the persons in whose names the Securities are registered at the close of business on the Record Date next preceding such Interest Payment Date.

Any deferred interest on the Securities will accrue additional interest at a rate equal to the interest rate then applicable to the Securities to the extent permitted by applicable law. Once the Company pays all deferred interest payments on the Securities, including any additional interest accrued on the deferred interest, it shall be entitled to again defer interest payments on the Securities as described above, but not beyond the Maturity Date of the Securities.

The Company shall give the Trustee an officer’s certificate, notifying it of its election to begin, continue or end a Series A Optional Deferral Period at least one Business Day before the Record Date for the next Interest Payment Date, which officer’s certificate shall contain an instruction for the Trustee to forward such notice to the Holders of the Securities. However, the Company’s failure to pay interest on any Interest Payment Date will itself constitute the commencement or continuation of a Series A Optional Deferral Period unless the Company pays such interest within five Business Days after the Interest Payment Date, whether or not the Company provides a notice of deferral; provided that the Company shall provide the Trustee, promptly upon request, such notice of deferral or continuation of such deferral. In connection with the end of a Series A Optional Deferral Period, such officer’s certificate will (1) indicate the interest payment date on which the Company will pay the deferred interest; and (2) state the total amount of interest (including deferred interest) to be paid on such date.

During an Optional Deferral Period, the Guarantor and the Company will not do any of the following:

(i)          declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any Capital Stock of the Guarantor;

(ii)         pay any principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Guarantor or the Company that rank equally with, or junior to, the Securities in right of payment (including debt securities of other series, such as the Company’s 7.250% Series B Junior Subordinated Notes due 2057 issued under the Subordinated Indenture); or

(iii)        make any payments with respect to any guarantee by the Guarantor or the Company of indebtedness if the guarantee ranks equally with or junior to the Securities in right of payment.

However, the foregoing restrictions will not apply to:

(a)          purchases, redemptions or other acquisitions of Capital Stock of the Guarantor in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of obligations of the Guarantor pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring the Guarantor to purchase, redeem or acquire its Capital Stock;

(b)          any payment, repayment, redemption, purchase, acquisition or declaration of dividend described in clause (i) above as a result of a reclassification of the Capital Stock the Guarantor, or the exchange or conversion of all or a portion of one class or series of the Guarantor’s Capital Stock for another class or series of the Guarantor’s Capital Stock;

(c)          the purchase of fractional interests in shares of Capital Stock of the Guarantor pursuant to the conversion or exchange provisions of the Capital Stock of the Guarantor or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred or in connection with any split, reclassification or similar transaction;

(d)         dividends or distributions paid or made in Capital Stock of the Guarantor (or rights to acquire Capital Stock of the Guarantor), or repurchases, redemptions or acquisitions of Capital Stock in connection with the issuance or exchange of Capital Stock (or of securities convertible into or exchangeable for shares of Capital Stock of the Guarantor) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

(e)          redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(f)          payments on the Securities, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case that rank equal in right of payment to the Securities, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full;

(g)          any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity securities that, if not made, would cause the Guarantor or the Company to breach the terms of the instrument governing such parity securities;

(h)         any regularly scheduled dividend or distribution payments declared prior to the date that the applicable Series A Optional Deferral Period commences; or

(i)          for the avoidance of doubt, the conversion of shares of convertible capital stock of the Guarantor, if any, in accordance with the terms of such convertible Capital Stock.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

VISTRA OPERATIONS COMPANY LLC

By:
Name:
Title:

By:
Name:
Title:

GUARANTEE

Vistra Corp., a Delaware corporation, unconditionally and irrevocably guarantees to the holder of this Security, upon the terms and subject to the conditions set forth in the Subordinated Indenture referenced on the reverse hereof, (a) the full and prompt payment of the principal of and any premium on this Security when and as the same shall become due, whether at the stated maturity thereof, by acceleration, redemption or otherwise, and (b) the full and prompt payment of interest on this Security when and as the same shall become due, subject to any applicable grace period.

VISTRA CORP.

By:
Name:
Title:

Certificate of Authentication:

This is one of the Securities of the series designated therein referred to in the within-mentioned Subordinated Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF SECURITY]

VISTRA OPERATIONS COMPANY LLC

7.000% SERIES A JUNIOR SUBORDINATED NOTES DUE 2057

IRREVOCABLY AND UNCONDITIONALLY GUARANTEED BY

VISTRA CORP.

This Security is one of a duly authorized issue of 7.000% Series A Junior Subordinated Notes due 2057 (the “Securities”) of Vistra Operations Company LLC, a Delaware limited liability company (the “Company”).

1. Paying Agent and Registrar. Initially, Wilmington Trust, National Association (the “Trustee”), the trustee under the Subordinated Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar, co-registrar or additional paying agent without notice to any Holder. The Company, the Guarantor or any Subsidiary of the Company may act in any such capacity.

2. Guarantee. Vistra Corp., a Delaware corporation (the “Guarantor”), unconditionally and irrevocably guarantees to the Holders from time to time of the Securities, upon the terms and subject to the conditions set forth in the Subordinated Indenture (as defined below), (a) the full and prompt payment of the principal of and any premium on the Securities when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, redemption or otherwise, and (b) the full and prompt payment of any interest on the Securities when and as the same shall become due, subject to any applicable grace period. The Guarantee constitutes a guarantee of payment and not of collection. In the event of a default in the payment of principal of or any premium on the Securities when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, call for redemption or otherwise, or in the event of a default in the payment of any interest on the Securities when and as the same shall become due, subject to any applicable grace period, each of the Trustee and the Holders of the Securities shall have the right to proceed first and directly against the Guarantor under the Subordinated Indenture without first proceeding against the Company or exhausting any other remedies which the Trustee or such Holder may have and without resorting to any other security held by it.

3. Subordinated Indenture. The Company issued the Securities under a Subordinated Indenture, dated as of September 24, 2026 (the “Base Indenture”), among the Company, the Guarantor and the Trustee, as supplemented by the First Supplemental Indenture, dated as of September 24, 2026 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Subordinated Indenture”), among the Company, the Guarantor and the Trustee. The terms of the Securities include those stated in the Subordinated Indenture and those made part of the Subordinated Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of execution of the Subordinated Indenture. The Securities are subject to all such terms, and Holders are referred to the Subordinated Indenture and the TIA for a statement of such terms and for the definitions of capitalized terms used but not defined herein. The Securities are subordinated, unsecured obligations of the Company limited to $850,000,000 in aggregate principal amount; provided, however, that the authorized aggregate principal amount of the Securities may be increased before or after the issuance of any Securities by a Board Resolution (or action pursuant to a Board Resolution) to such effect; provided, however, that if the additional Securities are not fungible with the original Securities for U.S. federal income tax purposes, those additional Securities will have a different CUSIP, ISIN, or other identifying number so that they are distinguishable from the original Securities. The Subordinated Indenture provides for the issuance of other series of debt securities (including the Securities, the “Debt Securities”) thereunder.

4. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in minimum denominations of $2,000 and any integral multiples of $1,000 above such amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Subordinated Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Subordinated Indenture. Neither the Company, the Trustee nor the Registrar shall be required to register the transfer or exchange of (a) any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (b) any Security during the period beginning 15 Business Days before the mailing of notice of redemption of Securities to be redeemed and ending at the close of business on the day of mailing.

5. Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

6. Optional Redemption. The Company shall have the option to redeem the Securities pursuant to Article III of the Subordinated Indenture:

(i)          in whole or in part on one or more occasions at a Redemption Price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date (a) on any day in the period commencing on the date falling 90 days prior to the First Series A Reset Date and ending on and including the First Series A Reset Date and (b) after the First Series A Reset Date, on any Interest Payment Date;

(ii)         in whole, but not in part, at a Redemption Price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date, at any time following the occurrence and during the continuance of a Tax Event (as defined below);

(iii)        in whole, but not in part, at a Redemption Price equal to 101% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date, at any time following the occurrence and during the continuance of a Tax Credit Event (as defined below); it being understood that a notice of redemption of the Securities upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (a) the end of the calendar year in which the Securities were issued and (b) six months from the date of issuance of the Securities and (ii) shall be accompanied by an officer’s certificate from the Company stating that a Tax Credit Event has occurred;

(iv)        in whole, but not in part, at a Redemption Price equal to 102% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date, at any time following the occurrence and during the continuance of a Rating Agency Event (as defined below); and

(v)          subject to the paragraph that follows, in whole, but not in part, at a Redemption Price equal to 101% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date, at any time following the occurrence of a Change of Control Triggering Event (a “Change of Control Redemption”).

Unless the Company has previously or concurrently given a redemption notice to Holders of all outstanding Securities pursuant to any of clauses (i), (ii), (iii) or (iv) above, within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control Triggering Event, but after the public announcement of the related Change of Control, the Company will send a notice to each Holder of the Securities (with a copy to the Trustee) describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and either the Company’s election not to redeem the Securities or the date of the Change of Control Payment (the “Change of Control Payment Date”). The notice shall, if sent prior to the occurrence of the Change of Control Triggering Event, state that the Change of Control Redemption is conditioned on the Change of Control Triggering Event occurring on or prior to the redemption date specified in the notice. If no Change of Control Redemption is made by the Company within the time periods specified in this clause following a Change of Control Triggering Event and the Company has not otherwise given a redemption notice to Holders of all outstanding Securities pursuant to any of clauses (i), (ii), (iii) or (iv) above, the per annum rate of interest payable on the Securities will be increased by an additional 5.0 percentage points from and including the date on which the applicable notice of a Change of Control Triggering Event is sent to holders and the Company shall send a notice to the Trustee and the Paying Agent (in the form of an Officer’s Certificate), notifying it of such increase and of the amount of interest payable on the next Interest Payment Date. Unless and until the Trustee and the Paying Agent receive such notice, they may conclusively assume no change has been made to the interest rate.

On and after a Change of Control Payment Date, interest will cease to accrue on the Securities called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the Change of Control Payment Date, the Company will deposit with the Trustee money sufficient to pay the Redemption Price of and accrued and unpaid interest to the Redemption Date of such Securities; provided that any installment of interest due and payable on an Interest Payment Date that is also the Redemption Date shall be paid in accordance with the provisions set forth below.

“Attributable Debt” means, in respect of a sale and leaseback transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the board of directors of the general partner of the partnership; (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day other than a Saturday, a Sunday or a day on which banking institutions in New York City (and, with respect to payments, in the place of payment) are authorized or required by law to remain closed.

“Capital Stock” means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1)         the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Guarantor and its subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d) of the Exchange Act), but excluding any employee benefit plan of the Guarantor or any of its subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan; or

(2)         The Guarantor becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than (x) any employee benefit plan of the Guarantor or any of its subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan, (y) any one or more parents of the Guarantor in which no “person” directly or indirectly, holds beneficial ownership of Voting Stock representing more than 50% of the aggregate voting power represented by the issued and outstanding Voting Stock of such parent, or (z) an entity owned directly or indirectly by the direct or indirect stockholders of the Guarantor in substantially the same proportion as their direct or indirect ownership of Voting Stock of the Guarantor prior to such transaction, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Guarantor, measured by voting power rather than number of shares.

For the avoidance of doubt, for purposes of this definition, (i) a merger or consolidation of a subsidiary of the Guarantor into another subsidiary of Guarantor, or (ii) a sale of a subsidiary of Guarantor to another person in a transaction not prohibited by the terms of the Subordinated Indenture will not be deemed to be a Change of Control.

Notwithstanding the preceding or any provision of Rule 13d-3 or 13d-5 under the Exchange Act, (i) a Person or “group” shall not be deemed to Beneficially Own securities subject to an equity or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement, (ii) a Person or “group” will not be deemed to Beneficially Own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Stock of such parent entity, and (iii) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a “Beneficial Owner.”

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.

“Fitch” means Fitch Ratings, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided, however, that, if (i) any operating lease would be recharacterized as a capital lease due to changes in the accounting treatment of such operating leases under GAAP since the Issue Date, then, solely with respect to the accounting treatment of any such lease, GAAP shall be interpreted as it was in effect on the Issue Date and (ii) if the Company notifies the Trustee that it desires to eliminate the effect of any change occurring after the Issue Date in GAAP or in the application thereof on the operation of any provision of the Subordinated Indenture, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under: (1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; or (2) (i) agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, commodity prices or commodity transportation or transmission pricing or availability; (ii) any netting arrangements, power purchase and sale agreements, fuel purchase and sale agreements, swaps, options and other agreements, in each case, that fluctuate in value with fluctuations in energy, power or gas prices; and (iii) agreements or arrangements for commercial or trading activities with respect to the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables, except as provided in clause (5) below), whether or not contingent: (1) in respect of borrowed money; (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (3) in respect of bankers’ acceptances; (4) representing Capitalized Lease Obligations or Attributable Debt in respect of sale and leaseback transactions; (5) representing the balance deferred and unpaid of the purchase price of any property (including trade payables) or services due more than six months after such property is acquired or such services are completed; (6) representing the net amount owing under any Hedging Obligations; or (7) if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person; provided, that the amount of such Indebtedness shall be deemed not to exceed the lesser of the amount secured by such Lien and the value of the Person’s property securing such Lien.

“Investment Grade” in respect of the Securities means a rating of: (a) Baa3 or better by Moody’s; (b) BBB- or better by Fitch; or (c) BBB- or better from S&P (or the equivalent of such rating by such rating organization or, if no rating of Moody’s, Fitch or S&P exists, the equivalent of such rating by any other Nationally Recognized Statistical Rating Organization selected by the Company as a replacement agency).

“Issue Date” means September 24, 2026.

“Lien” means, with respect to any asset, any mortgage, pledge, security interest, hypothecation, collateral assignment, lien (statutory or other) or similar encumbrance (including any conditional sale or other title retention agreement or any lease or license in the nature thereof); provided that in no event shall an operating lease be deemed to be a Lien.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity of any kind.

“Place of Payment” means the place or places where the principal of, premium (if any) and interest on the Securities are payable as specified in accordance with the Subordinated Indenture.

“Rating Agencies” means (1) Moody’s, (2) Fitch, (3) S&P and (4) if any of Moody’s, Fitch or S&P shall not make a rating of the Securities available, a Nationally Recognized Statistical Rating Organization selected by the Company which shall be substituted for Moody’s, Fitch or S&P, as the case may be, with respect to the Securities.

“Rating Agency Event” means, as of any date, a change, clarification or amendment in the methodology published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (or any successor provision thereto), that then publishes a rating for the Guarantor or the Company (together with any successor thereto, a “rating agency”) in assigning equity credit to securities such as the Securities, (a) as such methodology was in effect on September 10, 2026, in the case of any rating agency that published a rating for the Guarantor or the Company as of September 10, 2026, or (b) as such methodology was in effect on the date such rating agency first published a rating for the Guarantor or the Company, in the case of any rating agency that first publishes a rating for the Guarantor or the Company after September 10, 2026 (in the case of either clause (a) or (b), the “current methodology”), that results in (i) any shortening of the length of time for which a particular level of equity credit pertaining to the Securities by such rating agency would have been in effect had the current methodology not been changed or (ii) a lower equity credit (including up to a lesser amount) being assigned by such rating agency to the Securities as of the date of such change, clarification or amendment than the equity credit that would have been assigned to the Securities by such rating agency had the current methodology not been changed.

“Rating Date” means the earlier of (1) the consummation of a Change of Control, and (2) public announcement of the occurrence of a Change of Control or of the intention of the Company to effect a Change of Control.

“Rating Decline” means the decrease in the rating of the Securities by two or more Rating Agencies by one or more gradations (including gradations within rating categories as well as between rating categories) from its rating on the Rating Date, or the withdrawal of a rating of the Securities by two or more Rating Agencies, in each case on, or within 60 days after, the Rating Date (which period shall be extended so long as the rating of the Securities is under publicly announced consideration by any of the Rating Agencies); provided that such Rating Agencies have confirmed that such decrease in or withdrawal of rating is a result of the Change of Control, and provided, further, that no Rating Decline shall occur if following such decrease in rating, (x) the senior unsecured rating assigned to the Company by at least two Rating Agencies is Investment Grade or (y) the ratings of the Securities by at least two Rating Agencies are equal to or better than their respective ratings on the Issue Date.

“S&P” means S&P Global Ratings (a division of S&P Global, Inc.) or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Senior Indebtedness” means (i) with respect to the Company and the Securities, all Indebtedness of the Company and (ii) with respect to the Guarantor and the Guarantee, all Indebtedness of the Guarantor, in each case whether outstanding as of the date of the Subordinated Indenture or thereafter created, incurred or assumed unless, by the terms of the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding, it is provided that such Indebtedness is not superior in right of payment to the Securities, in the case of the Company, or the Guarantee, in the case of the Guarantor, or to other Indebtedness that is pari passu with or subordinated to the Securities, in the case of the Company, or the Guarantee, in the case of the Guarantor, and includes any modification, refunding, deferral, renewal or extension of any such Indebtedness and any securities, notes or other evidences of Indebtedness issued in exchange for such Indebtedness; provided that “Senior Indebtedness” does not include (a) Indebtedness of the Company or the Guarantor owed or owing to any subsidiary or any officer, director or employee of the Company, the Guarantor or any of their respective subsidiaries, (b) Indebtedness to trade creditors or (c) any liability for taxes owed or owing by the Company or the Guarantor.

“Tax Event” means the receipt by the Company of an opinion of counsel experienced in such tax matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in the laws or treaties of the United States or any political subdivisions or taxing authorities, or any regulations under such laws or treaties, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation), (c) any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, or (d) threatened challenge asserted in writing in connection with an audit of the Guarantor or any of its subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Securities, which amendment, clarification, or change is effective, or which administrative action is taken or which judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known, in each case after September 10, 2026, there is more than an insubstantial risk that interest payable by the Company on the Securities is not deductible, or within 90 days would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

“Tax Credit Event” means, with respect to the Securities, if in the reasonable determination of the Company, there exists a material risk, due to the Securities (considered on a standalone basis or together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), that the Company or any of its affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person under ordinary circumstances.

If no Rating Agency announces an action with regard to its rating of the Securities after the occurrence of a Change of Control, the Company shall request each Rating Agency to confirm its rating of the Securities before the end of such 60-day period.

Installments of interest on the Securities that are due and payable on any Interest Payment Date falling on or prior to a Redemption Date will be payable on that Interest Payment Date to the Holders as of the close of business on the relevant Record Date according to the terms of the Securities and the Subordinated Indenture, except that, if the Redemption Date falls on any day during an Optional Deferral Period, accrued and unpaid interest on such Securities will be paid on such Redemption Date to the persons entitled to receive the Redemption Price of such Securities. For the avoidance of doubt, the Interest Payment Date falling immediately after the last day of an Optional Deferral Period will not be deemed to fall on a day during such Optional Deferral Period.

Notice of any optional redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed. If, at the time a notice of redemption is given, the Company has not effected satisfaction and discharge in accordance with Section 11.01 of the Subordinated Indenture or covenant defeasance or legal defeasance of the Securities in accordance with Section 8.02 or 8.03 of the Subordinated Indenture, as applicable, and such notice of redemption is not being given in connection with or in order to effect satisfaction and discharge, covenant defeasance or legal defeasance of the Securities, then, if the notice of redemption so provides and at the Company’s option, the redemption may be subject to the condition that the Trustee shall have received, on or before the applicable Redemption Date, monies in an amount sufficient to pay the Redemption Price and accrued and unpaid interest on the Securities called for redemption to, but excluding, the Redemption Date. If monies in such amount are not received by the Trustee on or before such Redemption Date, such notice of redemption shall be automatically canceled and of no force or effect, such proposed redemption shall be automatically canceled and the Company shall not be required to redeem the Securities called for redemption on such Redemption Date. In the event that a redemption is canceled, the Company will, not later than the Business Day immediately following the proposed Redemption Date, deliver, or cause to be delivered, notice of such cancellation to the Holders of the Securities called for redemption (which notice will also indicate that any Securities or portions thereof surrendered for redemption will be returned to the applicable Holders), and the Company will direct the Trustee to, and the Company will cause the Trustee to, promptly return any Securities or portions thereof that have been surrendered for redemption to the applicable Holders.

Unless the Company or the Guarantor defaults in payment of the Redemption Price or the proposed redemption is rescinded, on and after the Redemption Date interest will cease to accrue on the Securities or portions thereof called for redemption. No Securities of a principal amount of $2,000 or less will be redeemed in part.

7. Amendments and Waivers. Subject to certain exceptions and limitations, the Subordinated Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities of all series affected by such amendment or supplement (acting as one class). Without the consent of any Holder, the Company, the Guarantor and the Trustee may amend or supplement the Subordinated Indenture or the Securities or waive any provision of either: (i) to cure any ambiguity, omission, defect or inconsistency; (ii) if required, to provide for the assumption of the obligations of the Company or the Guarantor under the Subordinated Indenture in the case of the merger, consolidation or sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Company or the Guarantor; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities or to provide for the issuance of bearer Securities (with or without coupons); (iv) to provide any security for, or to add any guarantees of or additional obligors on, the Securities or the related Guarantees; (v) to comply with any requirement in order to effect or maintain the qualification of the Subordinated Indenture under the TIA; (vi) to add to the covenants of the Company or the Guarantor for the benefit of the Holders of the Securities, or to surrender any right or power conferred by the Subordinated Indenture upon the Company or the Guarantor; (vii) to add any additional Events of Default with respect to all or any series of the Debt Securities; (viii) to change or eliminate any of the provisions of the Subordinated Indenture, provided that no outstanding Security is adversely affected in any material respect; (ix) to establish the form or terms of Securities of any series; (x) to supplement any of the provisions of the Subordinated Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Securities pursuant to the Subordinated Indenture, provided that no interest of any Holders of Securities is adversely affected in any material respect; or (xi) to evidence and provide for the acceptance of appointment under the Subordinated Indenture by a successor Trustee with respect to the Securities and to add to or change any of the provisions of the Subordinated Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Subordinated Indenture.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the Subordinated Indenture (and the obligation of the Company or the Guarantor to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Company or the Guarantor in a notice furnished to Holders in accordance with the terms of the Subordinated Indenture.

Without the consent of each Holder affected, the Company may not (i)  reduce the principal amount of Securities of such series whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or extend the fixed maturity of any such Security or alter the provisions with respect to the redemption of such Securities (other than provisions relating to the number of days of notice to be given in the event of a redemption); (iii) reduce the rate of or extend the stated time for payment of interest on any such Security; (iv) waive a Default or Event of Default in the payment of principal of, or interest or premium on such series of the Securities (except a rescission of acceleration of such Securities by the Holders of a majority in aggregate principal amount of such series of the Securities and a waiver of the payment default that resulted from such acceleration); (v) make any such Security payable in currency other than that stated in such Securities; (vi) make any change to provisions relating to waivers of past Defaults or the rights of such Holders to receive payments of principal of, or interest or premium on such series of the Securities; (vii)  impair the contractual right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities on or after the due dates therefor; (viii) modify the provisions of the Subordinated Indenture relating to the subordination of any subordinated debt security in a manner adverse to the holder thereof;  (ix) make any change that adversely affects the rights under the subordination provisions of any holder of an issue of Senior Indebtedness unless the holders of such issue consent to the change in accordance with its terms; or (x) modify the foregoing requirements necessary to modify or amend the applicable indenture.

A supplemental indenture that changes or eliminates any covenant or other provision of the Subordinated Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities under the Subordinated Indenture, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Subordinated Indenture of the Holders of Debt Securities of any other series.

8. Defaults and Remedies. Events of Default are defined in the Subordinated Indenture and generally include: (i) default for 30 days in payment of any interest on the Securities (subject to the Company’s right to defer interest payments); (ii) default in any payment of principal of or premium, if any, on the Securities when due and payable; (iii) default by the Company or the Guarantor in compliance with any of its other covenants or agreements in, or provisions of, the Securities or in the Subordinated Indenture which shall not have been remedied within 90 days after written notice by the Trustee or by the holders of at least 30% in principal amount of the Securities then outstanding;  (iv) certain events involving bankruptcy, insolvency or reorganization of the Company or the Guarantor; and (v) the Guarantee of the Securities ceasing to be in full force and effect (other than in accordance with the terms of such Guarantee) or the Guarantor denying or disaffirming its obligations under its Guarantee. If an Event of Default occurs and is continuing, the Trustee by notice to the Company and the Guarantor, or the Holders of at least 30% in principal amount of the then outstanding Securities of the series affected by such Event of Default by notice to the Company, the Guarantor and the Trustee, may declare the principal of and accrued and unpaid interest on all the outstanding Securities to be immediately due and payable; provided that neither the Trustee nor the Holders shall be entitled to declare the principal of or accrued and unpaid interest on the Securities to be immediately due and payable upon an Event of Default described in clause (iii) above (but may exercise such other rights and remedies as are available under the Subordinated Indenture); and except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or the Guarantor, all outstanding Debt Securities under the Subordinated Indenture become due and payable immediately without further action or notice. The amount due and payable upon the acceleration of any Security is equal to 100% of the principal amount thereof plus accrued interest to the date of payment. Holders may not enforce the Subordinated Indenture or the Securities except as provided in the Subordinated Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Subordinated Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium or interest) if it determines that withholding notice is in their interests. The Company and the Guarantor must furnish annual compliance certificates to the Trustee.

9. Merger, Consolidation or Sale of Assets. The Subordinated Indenture limits the ability of the Company and the Guarantor to enter into mergers, consolidations or transfers of all of their respective assets as described below. The Company and the Guarantor may not: (1) consolidate or merge with or into another Person (whether or not the Company or the Guarantor is the surviving corporation) or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its subsidiaries or the Guarantor and its subsidiaries, taken as a whole, as the case may be, in one or more related transactions, to another Person; unless: (1) either (a) the Company or the Guarantor, as the case may be, is the surviving entity or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company or the Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof; (2) the Person formed by or surviving any such consolidation or merger (if other than the Company or the Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the Subordinated Indenture and the Securities or of the Guarantor under the Subordinated Indenture and the Guarantee, as applicable; and (3) immediately after such transaction, no event of default exists.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to: (1) a merger, amalgamation or consolidation solely for the purpose of reincorporating or reorganizing the Company or the Guarantor in another jurisdiction or forming a direct or indirect holding company of the Company or the Guarantor; and (2) any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company, the Guarantor and their respective subsidiaries, including by way of merger or consolidation.

10. Discharge Prior to Maturity. The Subordinated Indenture with respect to the Securities shall be discharged and canceled upon the payment of all of the Securities and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of any combination of funds and U.S. Government Obligations sufficient for such payment.

11. Trustee Dealings with Company and Guarantor. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, and perform services for the Company, the Guarantor or any of their respective Affiliates, and may otherwise deal with the Company, the Guarantor or any such Affiliates, as if it were not Trustee.

12. Subordination. The indebtedness of the Company evidenced by this Security, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Subordinated Indenture, subordinate and junior in right of payment to the Company’s obligations to holders of Senior Indebtedness of the Company and each holder of this Security, by acceptance hereof, agrees to and shall be bound by such provisions of the Subordinated Indenture and all other provisions of the Subordinated Indenture. The obligations of the Guarantor under the Guarantee are, to the extent and in the manner set forth in the Subordinated Indenture, subordinate and junior in right of payment to the Guarantor’s obligations to holders of Senior Indebtedness of the Guarantor.

13. Tax Treatment. By acceptance of this Security or a beneficial interest in this Security, each Holder hereof and any Person acquiring a beneficial interest herein, for United States federal, state and local tax purposes, agrees to treat this Security as indebtedness and to take other positions for such tax purposes as set forth in the Subordinated Indenture.

14. No Recourse Against Others. A director, officer, employee, stockholder, partner or other owner of the Company, the Guarantor or the Trustee, as such, shall not have any liability for any obligations of the Company under the Securities, for any obligations of the Guarantor under the Guarantee or for any obligations of the Company, the Guarantor or the Trustee under the Subordinated Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of Securities.

15. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed thereon.

17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder upon written request and without charge a copy of the Subordinated Indenture. Request may be made to:

Vistra Corp.
6555 Sierra Drive
Irving, Texas 75038
Attention: Legal Department

SCHEDULE OF EXCHANGES OF SECURITIES*

The following exchanges of a part of this Global Security for other Securities have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease or Increase	Signature of Authorized Officer of Trustee or Security Custodian

*	To be included only if the Security is a Global Security

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:
(Participant in a Recognized Signature Guaranty Medallion Program)

EXHIBIT A-2
[FORM OF FACE OF SECURITY]

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), A NEW YORK CORPORATION (“DTC”), SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY AND THE REGISTRAR. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]3

VISTRA OPERATIONS COMPANY LLC

7.250% SERIES B JUNIOR SUBORDINATED NOTES DUE 2057

IRREVOCABLY AND UNCONDITIONALLY GUARANTEED BY

VISTRA CORP.

CUSIP No. 92840V BF8

ISIN No. US92840VBF85

No.___________          $_____________

Vistra Operations Company LLC, a Delaware limited liability company (the “Company,” which term includes any successor Person under the Subordinated Indenture hereinafter referred to), for value received, promises to pay to ____________ or registered assigns, the principal sum of ______________________ Dollars[, or such greater or lesser amount as indicated on the Schedule of Exchanges of Securities hereto,]4 on March 15, 2057 (the “Maturity Date”), and to pay interest thereon from and including September 24, 2026 (the “Original Issue Date”) or from the most recent date to which interest has been paid or duly provided for, semi-annually in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”), commencing March 15, 2027 (subject to the right of the Company to defer the payment of interest, but not beyond the Maturity Date, in accordance with the provisions set forth below), and on the Maturity Date (i) from and including the Original Issue Date to but excluding March 15, 2037 (the “First Series B Reset Date”), at the rate of 7.250% per annum and (ii) from and including the First Series B Reset Date, during each Reset Period (as defined below) at a rate per annum equal to the Five-year U.S. Treasury Rate (as defined below) as of the most recent Reset Interest Determination Date (as defined below) plus a spread of 2.296%, to be reset on each Series B Reset Date (as defined below), until the principal hereof is paid or made available for payment; provided, that the interest rate during any Reset Period will not reset below 7.250%. The Company shall pay interest on overdue principal and premium (if any) from time to time at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time at the same rate to the extent lawful. Interest on this Security (as defined on the reverse hereof) shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

3 To be included only if the Security is a Global Security

4 To be included only if the Security is a Global Security

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Subordinated Indenture, be paid to the Person in whose name this Security is registered at the close of business on the record date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day (as defined in the Subordinated Indenture), as the case may be, immediately preceding such Interest Payment Date (each, a “Record Date”). The Holder (as defined in the Subordinated Indenture) must surrender this Security to a Paying Agent (as defined in the Subordinated Indenture) to collect principal payments. The Company shall pay the principal of, premium (if any) on and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Such amounts shall be payable at the offices of the Trustee (as defined on the reverse hereof), provided that at the option of the Company, the Company may pay such amounts (1) by wire transfer with respect to Global Securities (as defined in the Subordinated Indenture) or (2) by check payable in such money mailed to a Holder’s registered address with respect to any Securities.

If an Interest Payment Date, Redemption Date (as defined in the Subordinated Indenture) or the Stated Maturity (as defined in the Subordinated Indenture) of the Securities falls on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Interest Payment Date, redemption date or the Stated Maturity, as applicable.

The applicable interest rate for each Reset Period will be determined by the Calculation Agent (as defined below), as of the applicable Reset Interest Determination Date, in accordance with the following provisions:

“Calculation Agent” means, at any time, the entity appointed by the Company and serving as such agent with respect to the Securities at such time. Unless the Company has validly called all of the outstanding Securities for redemption on a Redemption Date occurring prior to the First Series B Reset Date, the Company will appoint a Calculation Agent for the Securities prior to the Reset Interest Determination Date immediately preceding the First Series B Reset Date; provided that, if the Company has called all of the outstanding Securities for redemption on a Redemption Date occurring prior to the First Series B Reset Date but the Company does not redeem all of the outstanding Securities on such Redemption Date, the Company will appoint a Calculation Agent for the Securities as promptly as practicable after such proposed Redemption Date. The Company may terminate any such appointment and may appoint a successor Calculation Agent at any time and from time to time (so long as there will always be a Calculation Agent in respect of the Securities when so required). The Company may appoint itself or the Guarantor (as defined on the reverse hereof) or one of their respective affiliates as Calculation Agent.

“Five-year U.S. Treasury Rate” means, as of any Reset Interest Determination Date, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean of the yields to maturity for U.S. Treasury securities adjusted to constant maturity with a maturity of five years from the next Reset Date and trading in the public securities markets, for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published under the heading “Treasury Constant Maturities” in the most recent H.15 as of 5:00 p.m. (Eastern Time), or (ii) if there is no such published U.S. Treasury security with a maturity of five years from the next Reset Date and trading in the public securities markets, then the rate will be determined by interpolation between the arithmetic mean of the yields to maturity for each of the two series of U.S. Treasury securities adjusted to constant maturity trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Interest Determination Date, and (B) the other maturing as close as possible to, but later than, the Reset Date following the next succeeding Reset Interest Determination Date, in each case for the five consecutive Business Days immediately prior to the respective Reset Interest Determination Date as published under the heading “Treasury Constant Maturities” in the most recent H.15 as of 5:00 p.m. (Eastern Time). If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clause (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same rate determined for the prior Reset Interest Determination Date or, if the Five-year U.S. Treasury Rate cannot be so determined as of the Reset Interest Determination Date preceding the First Series B Reset Date, then the interest rate applicable for the Reset Period beginning on and including the First Series B Reset Date will be deemed to be 7.250% per year.

“H.15” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System (or any successor thereto).

The “most recent H.15” means the H.15 published closest in time but prior to the close of business on the second Business Day prior to the applicable Reset Date.

“Reset Date” means a Series B Reset Date.

“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two Business Days prior to the first day of such Reset Period.

“Reset Period” means the period from and including the First Series B Reset Date to, but excluding, the next following Series B Reset Date, and thereafter each period from and including a Series B Reset Date to, but excluding, the next following Series B Reset Date.

“Series B Reset Date” means the First Series B Reset Date, the five-year anniversary of the First Series B Reset Date and each five-year anniversary subsequent to that.

As provided above, the interest rate for each Reset Period will be determined by the Calculation Agent as of the applicable Reset Interest Determination Date. Promptly upon such determination, the Calculation Agent will notify the Company of the interest rate for the Reset Period and the Company will promptly notify, or cause the Calculation Agent to promptly notify, in writing, the Trustee and each Paying Agent of such interest rate (and the Trustee shall forward such notice to the Holders of the Securities). The Calculation Agent’s determination of any interest rate, and its calculation of the amount of interest for any Reset Period beginning on or after the First Series B Reset Date will be on file at the Company’s principal offices, will be made available to any Holder or Beneficial Owner of Securities upon request and will be final and binding in the absence of manifest error. The Trustee shall be entitled to conclusively rely on any determination made by the Calculation Agent. In no event shall the Trustee be the Calculation Agent, nor shall the Trustee have any liability for such actions taken at the Calculation Agent’s direction or otherwise in connection with any such determination by the Calculation Agent. If at any time no Calculation Agent shall be appointed as provided above, the Company shall act as the Calculation Agent.

So long as there is no Event of Default with respect to the Securities under the Subordinated Indenture, the Company, at its option, may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Securities for a period of up to 10 consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, a “Series B Optional Deferral Period” or an “Optional Deferral Period”). A deferral of interest payments may not end on a date other than an Interest Payment Date and may not extend beyond the Maturity Date, and the Company may not begin a new Series B Optional Deferral Period and may not pay current interest on the Securities until it has paid all accrued interest on the Securities from the previous Series B Optional Deferral Period. Such accrued interest shall be payable to the persons in whose names the Securities are registered at the close of business on the Record Date next preceding such Interest Payment Date.

Any deferred interest on the Securities will accrue additional interest at a rate equal to the interest rate then applicable to the Securities to the extent permitted by applicable law. Once the Company pays all deferred interest payments on the Securities, including any additional interest accrued on the deferred interest, it shall be entitled to again defer interest payments on the Securities as described above, but not beyond the Maturity Date of the Securities.

The Company shall give the Trustee an officer’s certificate, notifying it of its election to begin, continue or end a Series B Optional Deferral Period at least one Business Day before the Record Date for the next Interest Payment Date, which officer’s certificate shall contain an instruction for the Trustee to forward such notice to the Holders of the Securities. However, the Company’s failure to pay interest on any Interest Payment Date will itself constitute the commencement or continuation of a Series B Optional Deferral Period unless the Company pays such interest within five Business Days after the Interest Payment Date, whether or not the Company provides a notice of deferral; provided that the Company shall provide the Trustee, promptly upon request, such notice of deferral or continuation of such deferral. In connection with the end of a Series B Optional Deferral Period, such officer’s certificate will (1) indicate the interest payment date on which the Company will pay the deferred interest; and (2) state the total amount of interest (including deferred interest) to be paid on such date.

During an Optional Deferral Period, the Guarantor and the Company will not do any of the following:

(i)          declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any Capital Stock of the Guarantor;

(ii)         pay any principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Guarantor or the Company that rank equally with, or junior to, the Securities in right of payment (including debt securities of other series, such as the Company’s 7.000% Series A Junior Subordinated Notes due 2057 issued under the Subordinated Indenture); or

(iii)        make any payments with respect to any guarantee by the Guarantor or the Company of indebtedness if the guarantee ranks equally with or junior to the Securities in right of payment.

However, the foregoing restrictions will not apply to:

(a)          purchases, redemptions or other acquisitions of Capital Stock of the Guarantor in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of obligations of the Guarantor pursuant to any contract or security outstanding on the date that the payment of interest is deferred requiring the Guarantor to purchase, redeem or acquire its Capital Stock;

(b)          any payment, repayment, redemption, purchase, acquisition or declaration of dividend described in clause (i) above as a result of a reclassification of the Capital Stock the Guarantor, or the exchange or conversion of all or a portion of one class or series of the Guarantor’s Capital Stock for another class or series of the Guarantor’s Capital Stock;

(c)          the purchase of fractional interests in shares of Capital Stock of the Guarantor pursuant to the conversion or exchange provisions of the Capital Stock of the Guarantor or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred or in connection with any split, reclassification or similar transaction;

(d)         dividends or distributions paid or made in Capital Stock of the Guarantor (or rights to acquire Capital Stock of the Guarantor), or repurchases, redemptions or acquisitions of Capital Stock in connection with the issuance or exchange of Capital Stock (or of securities convertible into or exchangeable for shares of Capital Stock of the Guarantor) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the payment of interest is deferred;

(e)          redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(f)          payments on the Securities, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case that rank equal in right of payment to the Securities, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full;

(g)          any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity securities that, if not made, would cause the Guarantor or the Company to breach the terms of the instrument governing such parity securities;

(h)          any regularly scheduled dividend or distribution payments declared prior to the date that the applicable Series B Optional Deferral Period commences; or

(i)          for the avoidance of doubt, the conversion of shares of convertible capital stock of the Guarantor, if any, in accordance with the terms of such convertible Capital Stock.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

VISTRA OPERATIONS COMPANY LLC

By:
Name:
Title:

By:
Name:
Title:

GUARANTEE

Vistra Corp., a Delaware corporation, unconditionally and irrevocably guarantees to the holder of this Security, upon the terms and subject to the conditions set forth in the Subordinated Indenture referenced on the reverse hereof, (a) the full and prompt payment of the principal of and any premium on this Security when and as the same shall become due, whether at the stated maturity thereof, by acceleration, redemption or otherwise, and (b) the full and prompt payment of interest on this Security when and as the same shall become due, subject to any applicable grace period.

VISTRA CORP.

By:
Name:
Title:

Certificate of Authentication:

This is one of the Securities of the series designated therein referred to in the within-mentioned Subordinated Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF SECURITY]

VISTRA OPERATIONS COMPANY LLC

7.250% SERIES B JUNIOR SUBORDINATED NOTES DUE 2057

IRREVOCABLY AND UNCONDITIONALLY GUARANTEED BY

VISTRA CORP.

This Security is one of a duly authorized issue of 7.250% Series B Junior Subordinated Notes due 2057 (the “Securities”) of Vistra Operations Company LLC, a Delaware limited liability company (the “Company”).

1. Paying Agent and Registrar. Initially, Wilmington Trust, National Association (the “Trustee”), the trustee under the Subordinated Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar, co-registrar or additional paying agent without notice to any Holder. The Company, the Guarantor or any Subsidiary of the Company may act in any such capacity.

2. Guarantee. Vistra Corp., a Delaware corporation (the “Guarantor”), unconditionally and irrevocably guarantees to the Holders from time to time of the Securities, upon the terms and subject to the conditions set forth in the Subordinated Indenture (as defined below), (a) the full and prompt payment of the principal of and any premium on the Securities when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, redemption or otherwise, and (b) the full and prompt payment of any interest on the Securities when and as the same shall become due, subject to any applicable grace period. The Guarantee constitutes a guarantee of payment and not of collection. In the event of a default in the payment of principal of or any premium on the Securities when and as the same shall become due, whether at the Stated Maturity thereof, by acceleration, call for redemption or otherwise, or in the event of a default in the payment of any interest on the Securities when and as the same shall become due, subject to any applicable grace period, each of the Trustee and the Holders of the Securities shall have the right to proceed first and directly against the Guarantor under the Subordinated Indenture without first proceeding against the Company or exhausting any other remedies which the Trustee or such Holder may have and without resorting to any other security held by it.

3. Subordinated Indenture. The Company issued the Securities under a Subordinated Indenture, dated as of September 24, 2026 (the “Base Indenture”), among the Company, the Guarantor and the Trustee, as supplemented by the First Supplemental Indenture, dated as of September 24, 2026 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Subordinated Indenture”), among the Company, the Guarantor and the Trustee. The terms of the Securities include those stated in the Subordinated Indenture and those made part of the Subordinated Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of execution of the Subordinated Indenture. The Securities are subject to all such terms, and Holders are referred to the Subordinated Indenture and the TIA for a statement of such terms and for the definitions of capitalized terms used but not defined herein. The Securities are subordinated, unsecured obligations of the Company limited to $650,000,000 in aggregate principal amount; provided, however, that the authorized aggregate principal amount of the Securities may be increased before or after the issuance of any Securities by a Board Resolution (or action pursuant to a Board Resolution) to such effect; provided, however, that if the additional Securities are not fungible with the original Securities for U.S. federal income tax purposes, those additional Securities will have a different CUSIP, ISIN, or other identifying number so that they are distinguishable from the original Securities. The Subordinated Indenture provides for the issuance of other series of debt securities (including the Securities, the “Debt Securities”) thereunder.

4. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in minimum denominations of $2,000 and any integral multiples of $1,000 above such amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Subordinated Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Subordinated Indenture. Neither the Company, the Trustee nor the Registrar shall be required to register the transfer or exchange of (a) any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (b) any Security during the period beginning 15 Business Days before the mailing of notice of redemption of Securities to be redeemed and ending at the close of business on the day of mailing.

5. Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

6. Optional Redemption. The Company shall have the option to redeem the Securities pursuant to Article III of the Subordinated Indenture:

(i)          in whole or in part on one or more occasions at a Redemption Price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date (a) on any day in the period commencing on the date falling 90 days prior to the First Series B Reset Date and ending on and including the First Series B Reset Date and (b) after the First Series B Reset Date, on any Interest Payment Date;

(ii)         in whole, but not in part, at a Redemption Price equal to 100% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date, at any time following the occurrence and during the continuance of a Tax Event (as defined below);

(iii)        in whole, but not in part, at a Redemption Price equal to 101% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date, at any time following the occurrence and during the continuance of a Tax Credit Event (as defined below); it being understood that a notice of redemption of the Securities upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (a) the end of the calendar year in which the Securities were issued and (b) six months from the date of issuance of the Securities and (ii) shall be accompanied by an officer’s certificate from the Company stating that a Tax Credit Event has occurred;

(iv)        in whole, but not in part, at a Redemption Price equal to 102% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date, at any time following the occurrence and during the continuance of a Rating Agency Event (as defined below); and

(v) subject to the paragraph that follows, in whole, but not in part, at a Redemption Price equal to 101% of the principal amount being redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date, at any time following the occurrence of a Change of Control Triggering Event (a “Change of Control Redemption”).

Unless the Company has previously or concurrently given a redemption notice to Holders of all outstanding Securities pursuant to any of clauses (i), (ii), (iii) or (iv) above, within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control Triggering Event, but after the public announcement of the related Change of Control, the Company will send a notice to each Holder of the Securities (with a copy to the Trustee) describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and either the Company’s election not to redeem the Securities or the date of the Change of Control Payment (the “Change of Control Payment Date”). The notice shall, if sent prior to the occurrence of the Change of Control Triggering Event, state that the Change of Control Redemption is conditioned on the Change of Control Triggering Event occurring on or prior to the redemption date specified in the notice. If no Change of Control Redemption is made by the Company within the time periods specified in this clause following a Change of Control Triggering Event and the Company has not otherwise given a redemption notice to Holders of all outstanding Securities pursuant to any of clauses (i), (ii), (iii) or (iv) above, the per annum rate of interest payable on the Securities will be increased by an additional 5.0 percentage points from and including the date on which the applicable notice of a Change of Control Triggering Event is sent to holders and the Company shall send a notice to the Trustee and the Paying Agent (in the form of an Officer’s Certificate), notifying it of such increase and of the amount of interest payable on the next Interest Payment Date. Unless and until the Trustee and the Paying Agent receive such notice, they may conclusively assume no change has been made to the interest rate.

On and after a Change of Control Payment Date, interest will cease to accrue on the Securities called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the Change of Control Payment Date, the Company will deposit with the Trustee money sufficient to pay the Redemption Price of and accrued and unpaid interest to the Redemption Date of such Securities; provided that any installment of interest due and payable on an Interest Payment Date that is also the Redemption Date shall be paid in accordance with the provisions set forth below.

“Attributable Debt” means, in respect of a sale and leaseback transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Board of Directors” means: (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the board of directors of the general partner of the partnership; (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and (4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day other than a Saturday, a Sunday or a day on which banking institutions in New York City (and, with respect to payments, in the place of payment) are authorized or required by law to remain closed.

“Capital Stock” means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Capitalized Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1)          the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Guarantor and its subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d) of the Exchange Act), but excluding any employee benefit plan of the Guarantor or any of its subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan; or

(2)          The Guarantor becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than (x) any employee benefit plan of the Guarantor or any of its subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan, (y) any one or more parents of the Guarantor in which no “person” directly or indirectly, holds beneficial ownership of Voting Stock representing more than 50% of the aggregate voting power represented by the issued and outstanding Voting Stock of such parent, or (z) an entity owned directly or indirectly by the direct or indirect stockholders of the Guarantor in substantially the same proportion as their direct or indirect ownership of Voting Stock of the Guarantor prior to such transaction, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Guarantor, measured by voting power rather than number of shares.

For the avoidance of doubt, for purposes of this definition, (i) a merger or consolidation of a subsidiary of the Guarantor into another subsidiary of Guarantor, or (ii) a sale of a subsidiary of Guarantor to another person in a transaction not prohibited by the terms of the Subordinated Indenture will not be deemed to be a Change of Control.

Notwithstanding the preceding or any provision of Rule 13d-3 or 13d-5 under the Exchange Act, (i) a Person or “group” shall not be deemed to Beneficially Own securities subject to an equity or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement, (ii) a Person or “group” will not be deemed to Beneficially Own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Stock of such parent entity, and (iii) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a “Beneficial Owner.”

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.

“Fitch” means Fitch Ratings, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided, however, that, if (i) any operating lease would be recharacterized as a capital lease due to changes in the accounting treatment of such operating leases under GAAP since the Issue Date, then, solely with respect to the accounting treatment of any such lease, GAAP shall be interpreted as it was in effect on the Issue Date and (ii) if the Company notifies the Trustee that it desires to eliminate the effect of any change occurring after the Issue Date in GAAP or in the application thereof on the operation of any provision of the Subordinated Indenture, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under: (1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; or (2) (i) agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, commodity prices or commodity transportation or transmission pricing or availability; (ii) any netting arrangements, power purchase and sale agreements, fuel purchase and sale agreements, swaps, options and other agreements, in each case, that fluctuate in value with fluctuations in energy, power or gas prices; and (iii) agreements or arrangements for commercial or trading activities with respect to the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables, except as provided in clause (5) below), whether or not contingent: (1) in respect of borrowed money; (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (3) in respect of bankers’ acceptances; (4) representing Capitalized Lease Obligations or Attributable Debt in respect of sale and leaseback transactions; (5) representing the balance deferred and unpaid of the purchase price of any property (including trade payables) or services due more than six months after such property is acquired or such services are completed; (6) representing the net amount owing under any Hedging Obligations; or (7) if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person; provided, that the amount of such Indebtedness shall be deemed not to exceed the lesser of the amount secured by such Lien and the value of the Person’s property securing such Lien.

“Investment Grade” in respect of the Securities means a rating of: (a) Baa3 or better by Moody’s; (b) BBB- or better by Fitch; or (c) BBB- or better from S&P (or the equivalent of such rating by such rating organization or, if no rating of Moody’s, Fitch or S&P exists, the equivalent of such rating by any other Nationally Recognized Statistical Rating Organization selected by the Company as a replacement agency).

“Issue Date” means September 24, 2026.

“Lien” means, with respect to any asset, any mortgage, pledge, security interest, hypothecation, collateral assignment, lien (statutory or other) or similar encumbrance (including any conditional sale or other title retention agreement or any lease or license in the nature thereof); provided that in no event shall an operating lease be deemed to be a Lien.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity of any kind.

“Place of Payment” means the place or places where the principal of, premium (if any) and interest on the Securities are payable as specified in accordance with the Subordinated Indenture.

“Rating Agencies” means (1) Moody’s, (2) Fitch, (3) S&P and (4) if any of Moody’s, Fitch or S&P shall not make a rating of the Securities available, a Nationally Recognized Statistical Rating Organization selected by the Company which shall be substituted for Moody’s, Fitch or S&P, as the case may be, with respect to the Securities.

“Rating Agency Event” means, as of any date, a change, clarification or amendment in the methodology published by any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (or any successor provision thereto), that then publishes a rating for the Guarantor or the Company (together with any successor thereto, a “rating agency”) in assigning equity credit to securities such as the Securities, (a) as such methodology was in effect on September 10, 2026, in the case of any rating agency that published a rating for the Guarantor or the Company as of September 10, 2026, or (b) as such methodology was in effect on the date such rating agency first published a rating for the Guarantor or the Company, in the case of any rating agency that first publishes a rating for the Guarantor or the Company after September 10, 2026 (in the case of either clause (a) or (b), the “current methodology”), that results in (i) any shortening of the length of time for which a particular level of equity credit pertaining to the Securities by such rating agency would have been in effect had the current methodology not been changed or (ii) a lower equity credit (including up to a lesser amount) being assigned by such rating agency to the Securities as of the date of such change, clarification or amendment than the equity credit that would have been assigned to the Securities by such rating agency had the current methodology not been changed.

“Rating Date” means the earlier of (1) the consummation of a Change of Control, and (2) public announcement of the occurrence of a Change of Control or of the intention of the Company to effect a Change of Control.

“Rating Decline” means the decrease in the rating of the Securities by two or more Rating Agencies by one or more gradations (including gradations within rating categories as well as between rating categories) from its rating on the Rating Date, or the withdrawal of a rating of the Securities by two or more Rating Agencies, in each case on, or within 60 days after, the Rating Date (which period shall be extended so long as the rating of the Securities is under publicly announced consideration by any of the Rating Agencies); provided that such Rating Agencies have confirmed that such decrease in or withdrawal of rating is a result of the Change of Control, and provided, further, that no Rating Decline shall occur if following such decrease in rating, (x) the senior unsecured rating assigned to the Company by at least two Rating Agencies is Investment Grade or (y) the ratings of the Securities by at least two Rating Agencies are equal to or better than their respective ratings on the Issue Date.

“S&P” means S&P Global Ratings (a division of S&P Global, Inc.) or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Senior Indebtedness” means (i) with respect to the Company and the Securities, all Indebtedness of the Company and (ii) with respect to the Guarantor and the Guarantee, all Indebtedness of the Guarantor, in each case whether outstanding as of the date of the Subordinated Indenture or thereafter created, incurred or assumed unless, by the terms of the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding, it is provided that such Indebtedness is not superior in right of payment to the Securities, in the case of the Company, or the Guarantee, in the case of the Guarantor, or to other Indebtedness that is pari passu with or subordinated to the Securities, in the case of the Company, or the Guarantee, in the case of the Guarantor, and includes any modification, refunding, deferral, renewal or extension of any such Indebtedness and any securities, notes or other evidences of Indebtedness issued in exchange for such Indebtedness; provided that “Senior Indebtedness” does not include (a) Indebtedness of the Company or the Guarantor owed or owing to any subsidiary or any officer, director or employee of the Company, the Guarantor or any of their respective subsidiaries, (b) Indebtedness to trade creditors or (c) any liability for taxes owed or owing by the Company or the Guarantor.

“Tax Event” means the receipt by the Company of an opinion of counsel experienced in such tax matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in the laws or treaties of the United States or any political subdivisions or taxing authorities, or any regulations under such laws or treaties, (b) any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to issue or adopt any such administrative pronouncement, ruling, regulatory procedure or regulation), (c) any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the theretofore generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, irrespective of the time or manner in which such amendment, clarification or change is introduced or made known, or (d) threatened challenge asserted in writing in connection with an audit of the Guarantor or any of its subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Securities, which amendment, clarification, or change is effective, or which administrative action is taken or which judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly-known, in each case after September 10, 2026, there is more than an insubstantial risk that interest payable by the Company on the Securities is not deductible, or within 90 days would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

“Tax Credit Event” means, with respect to the Securities, if in the reasonable determination of the Company, there exists a material risk, due to the Securities (considered on a standalone basis or together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), that the Company or any of its affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person under ordinary circumstances.

If no Rating Agency announces an action with regard to its rating of the Securities after the occurrence of a Change of Control, the Company shall request each Rating Agency to confirm its rating of the Securities before the end of such 60-day period.

Installments of interest on the Securities that are due and payable on any Interest Payment Date falling on or prior to a Redemption Date will be payable on that Interest Payment Date to the Holders as of the close of business on the relevant Record Date according to the terms of the Securities and the Subordinated Indenture, except that, if the Redemption Date falls on any day during an Optional Deferral Period, accrued and unpaid interest on such Securities will be paid on such Redemption Date to the persons entitled to receive the Redemption Price of such Securities. For the avoidance of doubt, the Interest Payment Date falling immediately after the last day of an Optional Deferral Period will not be deemed to fall on a day during such Optional Deferral Period.

Notice of any optional redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the Depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed. If, at the time a notice of redemption is given, the Company has not effected satisfaction and discharge in accordance with Section 11.01 of the Subordinated Indenture or covenant defeasance or legal defeasance of the Securities in accordance with Section 8.02 or 8.03 of the Subordinated Indenture, as applicable, and such notice of redemption is not being given in connection with or in order to effect satisfaction and discharge, covenant defeasance or legal defeasance of the Securities, then, if the notice of redemption so provides and at the Company’s option, the redemption may be subject to the condition that the Trustee shall have received, on or before the applicable Redemption Date, monies in an amount sufficient to pay the Redemption Price and accrued and unpaid interest on the Securities called for redemption to, but excluding, the Redemption Date. If monies in such amount are not received by the Trustee on or before such Redemption Date, such notice of redemption shall be automatically canceled and of no force or effect, such proposed redemption shall be automatically canceled and the Company shall not be required to redeem the Securities called for redemption on such Redemption Date. In the event that a redemption is canceled, the Company will, not later than the Business Day immediately following the proposed Redemption Date, deliver, or cause to be delivered, notice of such cancellation to the Holders of the Securities called for redemption (which notice will also indicate that any Securities or portions thereof surrendered for redemption will be returned to the applicable Holders), and the Company will direct the Trustee to, and the Company will cause the Trustee to, promptly return any Securities or portions thereof that have been surrendered for redemption to the applicable Holders.

Unless the Company or the Guarantor defaults in payment of the Redemption Price or the proposed redemption is rescinded, on and after the Redemption Date interest will cease to accrue on the Securities or portions thereof called for redemption. No Securities of a principal amount of $2,000 or less will be redeemed in part.

7. Amendments and Waivers. Subject to certain exceptions and limitations, the Subordinated Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities of all series affected by such amendment or supplement (acting as one class). Without the consent of any Holder, the Company, the Guarantor and the Trustee may amend or supplement the Subordinated Indenture or the Securities or waive any provision of either: (i) to cure any ambiguity, omission, defect or inconsistency; (ii) if required, to provide for the assumption of the obligations of the Company or the Guarantor under the Subordinated Indenture in the case of the merger, consolidation or sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Company or the Guarantor; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities or to provide for the issuance of bearer Securities (with or without coupons); (iv) to provide any security for, or to add any guarantees of or additional obligors on, the Securities or the related Guarantees; (v) to comply with any requirement in order to effect or maintain the qualification of the Subordinated Indenture under the TIA; (vi) to add to the covenants of the Company or the Guarantor for the benefit of the Holders of the Securities, or to surrender any right or power conferred by the Subordinated Indenture upon the Company or the Guarantor; (vii) to add any additional Events of Default with respect to all or any series of the Debt Securities; (viii) to change or eliminate any of the provisions of the Subordinated Indenture, provided that no outstanding Security is adversely affected in any material respect; (ix) to establish the form or terms of Securities of any series; (x) to supplement any of the provisions of the Subordinated Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Securities pursuant to the Subordinated Indenture, provided that no interest of any Holders of Securities is adversely affected in any material respect; or (xi) to evidence and provide for the acceptance of appointment under the Subordinated Indenture by a successor Trustee with respect to the Securities and to add to or change any of the provisions of the Subordinated Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Subordinated Indenture.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the Subordinated Indenture (and the obligation of the Company or the Guarantor to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Company or the Guarantor in a notice furnished to Holders in accordance with the terms of the Subordinated Indenture.

Without the consent of each Holder affected, the Company may not (i)  reduce the principal amount of Securities of such series whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or extend the fixed maturity of any such Security or alter the provisions with respect to the redemption of such Securities (other than provisions relating to the number of days of notice to be given in the event of a redemption); (iii) reduce the rate of or extend the stated time for payment of interest on any such Security; (iv) waive a Default or Event of Default in the payment of principal of, or interest or premium on such series of the Securities (except a rescission of acceleration of such Securities by the Holders of a majority in aggregate principal amount of such series of the Securities and a waiver of the payment default that resulted from such acceleration); (v) make any such Security payable in currency other than that stated in such Securities; (vi) make any change to provisions relating to waivers of past Defaults or the rights of such Holders to receive payments of principal of, or interest or premium on such series of the Securities; (vii)  impair the contractual right of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities on or after the due dates therefor; (viii) modify the provisions of the Subordinated Indenture relating to the subordination of any subordinated debt security in a manner adverse to the holder thereof;  (ix) make any change that adversely affects the rights under the subordination provisions of any holder of an issue of Senior Indebtedness unless the holders of such issue consent to the change in accordance with its terms; or (x) modify the foregoing requirements necessary to modify or amend the applicable indenture.

A supplemental indenture that changes or eliminates any covenant or other provision of the Subordinated Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities under the Subordinated Indenture, or which modifies the rights of the Holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Subordinated Indenture of the Holders of Debt Securities of any other series.

8. Defaults and Remedies. Events of Default are defined in the Subordinated Indenture and generally include: (i) default for 30 days in payment of any interest on the Securities (subject to the Company’s right to defer interest payments); (ii) default in any payment of principal of or premium, if any, on the Securities when due and payable; (iii) default by the Company or the Guarantor in compliance with any of its other covenants or agreements in, or provisions of, the Securities or in the Subordinated Indenture which shall not have been remedied within 90 days after written notice by the Trustee or by the holders of at least 30% in principal amount of the Securities then outstanding;  (iv) certain events involving bankruptcy, insolvency or reorganization of the Company or the Guarantor; and (v) the Guarantee of the Securities ceasing to be in full force and effect (other than in accordance with the terms of such Guarantee) or the Guarantor denying or disaffirming its obligations under its Guarantee. If an Event of Default occurs and is continuing, the Trustee by notice to the Company and the Guarantor, or the Holders of at least 30% in principal amount of the then outstanding Securities of the series affected by such Event of Default by notice to the Company, the Guarantor and the Trustee, may declare the principal of and accrued and unpaid interest on all the outstanding Securities to be immediately due and payable; provided that neither the Trustee nor the Holders shall be entitled to declare the principal of or accrued and unpaid interest on the Securities to be immediately due and payable upon an Event of Default described in clause (iii) above (but may exercise such other rights and remedies as are available under the Subordinated Indenture); and except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or the Guarantor, all outstanding Debt Securities under the Subordinated Indenture become due and payable immediately without further action or notice. The amount due and payable upon the acceleration of any Security is equal to 100% of the principal amount thereof plus accrued interest to the date of payment. Holders may not enforce the Subordinated Indenture or the Securities except as provided in the Subordinated Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Subordinated Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium or interest) if it determines that withholding notice is in their interests. The Company and the Guarantor must furnish annual compliance certificates to the Trustee.

9. Merger, Consolidation or Sale of Assets. The Subordinated Indenture limits the ability of the Company and the Guarantor to enter into mergers, consolidations or transfers of all of their respective assets as described below. The Company and the Guarantor may not: (1) consolidate or merge with or into another Person (whether or not the Company or the Guarantor is the surviving corporation) or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its subsidiaries or the Guarantor and its subsidiaries, taken as a whole, as the case may be, in one or more related transactions, to another Person; unless: (1) either (a) the Company or the Guarantor, as the case may be, is the surviving entity or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company or the Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof; (2) the Person formed by or surviving any such consolidation or merger (if other than the Company or the Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of the Company under the Subordinated Indenture and the Securities or of the Guarantor under the Subordinated Indenture and the Guarantee, as applicable; and (3) immediately after such transaction, no event of default exists.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to: (1) a merger, amalgamation or consolidation solely for the purpose of reincorporating or reorganizing the Company or the Guarantor in another jurisdiction or forming a direct or indirect holding company of the Company or the Guarantor; and (2) any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company, the Guarantor and their respective subsidiaries, including by way of merger or consolidation.

10. Discharge Prior to Maturity. The Subordinated Indenture with respect to the Securities shall be discharged and canceled upon the payment of all of the Securities and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of any combination of funds and U.S. Government Obligations sufficient for such payment.

11. Trustee Dealings with Company and Guarantor. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, and perform services for the Company, the Guarantor or any of their respective Affiliates, and may otherwise deal with the Company, the Guarantor or any such Affiliates, as if it were not Trustee.

12. Subordination. The indebtedness of the Company evidenced by this Security, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Subordinated Indenture, subordinate and junior in right of payment to the Company’s obligations to holders of Senior Indebtedness of the Company and each holder of this Security, by acceptance hereof, agrees to and shall be bound by such provisions of the Subordinated Indenture and all other provisions of the Subordinated Indenture. The obligations of the Guarantor under the Guarantee are, to the extent and in the manner set forth in the Subordinated Indenture, subordinate and junior in right of payment to the Guarantor’s obligations to holders of Senior Indebtedness of the Guarantor.

13. Tax Treatment. By acceptance of this Security or a beneficial interest in this Security, each Holder hereof and any Person acquiring a beneficial interest herein, for United States federal, state and local tax purposes, agrees to treat this Security as indebtedness and to take other positions for such tax purposes as set forth in the Subordinated Indenture.

14. No Recourse Against Others. A director, officer, employee, stockholder, partner or other owner of the Company, the Guarantor or the Trustee, as such, shall not have any liability for any obligations of the Company under the Securities, for any obligations of the Guarantor under the Guarantee or for any obligations of the Company, the Guarantor or the Trustee under the Subordinated Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of Securities.

15. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed thereon.

17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder upon written request and without charge a copy of the Subordinated Indenture. Request may be made to:

Vistra Corp.
6555 Sierra Drive
Irving, Texas 75038
Attention: Legal Department

SCHEDULE OF EXCHANGES OF SECURITIES*

The following exchanges of a part of this Global Security for other Securities have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease or Increase	Signature of Authorized Officer of Trustee or Security Custodian

*	To be included only if the Security is a Global Security

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:
(Participant in a Recognized Signature Guaranty Medallion Program)

EXHIBIT B

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), A NEW YORK CORPORATION (“DTC”), SHALL ACT AS THE DEPOSITARY UNTIL A SUCCESSOR SHALL BE APPOINTED BY THE COMPANY AND THE REGISTRAR. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.